                                                                  Exhibit 99.B20

[LOGO OF DELAWARE POOLED
 TRUST APPEARS HERE]

[LOGO OF DELAWARE POOLED              THE INTERNATIONAL EQUITY PORTFOLIO
 TRUST APPEARS HERE]





                                   AUDITED
                                    ANNUAL
                                    REPORT


                               October 31, 1994

        DELAWARE POOLED TRUST, INC.--THE INTERNATIONAL EQUITY PORTFOLIO

       For the fiscal year ended October 31, 1994, The International Equity Portfolio provided a return of 11.66%*, which exceeded the 10.38% return of the unmanaged Morgan Stanley Europe, Australia and Far East (EAFE) Index, your Portfolio's benchmark, and far outpaced the 3.86% return of the S&P 500 Index of American stocks, which provides a measurement of the U.S. equity market for comparison.

       Even so, the types of stocks The International Equity Portfolio typically invests in were out of favor with the market for most of the fiscal year. High-yielding value stocks lost ground due to interest rate increases and to investors' migration to cyclical stocks. In this climate, both our individual stock selection and country allocation were important to the Portfolio's performance.

       In general, over the course of the year, we had heavy weightings in the Anglo-Saxon countries, but were underweighted in Japan, relative to the EAFE's positioning in both areas. Anglo-Saxon economies--Australia, New Zealand, the United Kingdom and Germany--are generally reporting growth in low inflationary environments. In Japan, on the other hand, we believe that continuing structural problems will mean a slower and more limited economic recovery than we've seen there in the past. Also during the past year, we initiated positions in Hong Kong and Malaysia. Here we felt that the countries again offered good relative value after recent corrections served to depress high prices in both markets.

       Our stock selection over the course of the year has generally been strong. Acerinox in Spain, GKN in the U.K., and Wilson & Horton in New Zealand all contributed to the Portfolio's return. One disappointment over the period was an investment in a French company that suffered as a result of a lower sales outlook.

       Going forward, we are decreasing our holdings in Canada and beginning to invest in Indonesia, which we feel offers better relative value. We still feel strongly about the Anglo-Saxon economies and will maintain our heavy weightings in those countries. As always, we will manage The International Equity Portfolio seeking a return exceeding that of the U.S. inflation rate with low volatility. As in the past, we will focus first on individual stocks and then make purchase or sell decisions that take into account the economic, political and market environment of their respective countries.


           International Equity Portfolio     EAFE Index     Standard & Poor's 500 Index
           ------------------------------     ----------     ---------------------------
2/29/92           $ 9,890                     $ 9,645         $ 9,972
3/31/92             9,620                       9,011           9,825
4/30/92            10,170                       9,056          10,099
5/31/92            10,540                       9,665          10,540
6/30/92            10,191                       9,210          10,012
7/31/92             9,858                       8,977          10,406
8/31/92             9,788                       9,543          10,157
9/30/92             9,358                       9,859          10,328
10/31/92            9,597                       8,870          10,349
11/30/92            9,607                       8,956          10,663
12/31/92            9,961                       9,005          10,845
1/31/93             9,962                       9,006          10,922
2/28/93            10,250                       9,281          11,036
3/31/93            11,016                      10,093          11,317
4/30/93            11,410                      11,053          11,030
5/31/93            11,400                      11,290          11,280
6/30/93            11,286                      11,116          11,371
7/31/93            11,619                      11,508          11,311
8/31/93            12,150                      12,131          11,700
9/30/93            12,077                      11,861          11,664
10/31/93           12,505                      12,229          11,890
11/30/93           12,077                      11,163          11,737
12/31/93           12,922                      11,971          11,934
1/31/94            13,737                      12,986          12,321
2/28/94            13,462                      12,953          11,951
3/31/94            13,039                      12,398          11,485
4/30/94            13,548                      12,926          11,617
5/31/94           13,378                      12,855          11,761
6/30/94            13,208                      13,040          11,534
7/31/94            13,655                      13,168          11,897
8/31/94            14,197                      13,482          12,345
9/30/94            13,548                      13,061          12,098
10/31/94           13,964                      13,499          12,350

  The International
   Equity Portfolio

   Average Annual
    Total Return*

through October 31, 1994

 Lifetime.........12.95%
One Year..........11.66%

A $10,000 investment in The International Equity Portfolio made at its inception on February 4, 1992 would have grown to $13,964 by October 31, 1994, outperforming both the EAFE Index and the American S&P 500 Stock Index, two unmanaged indexes.

All dividends and capital gains have been reinvested for The International Equity Portfolio and the Index. Past performance is not a guarantee of future results. Return and share value will fluctuate so that shares, when redeemed, may be worth more or less than the original investment. No adjustments have been made for taxes.

* During this period, Delaware Management Company voluntarily agreed to waive its fee and reimburse the Portfolio to the extent that annual operating expenses, exclusive of taxes, interest, brokerage commissions and extraordinary expenses, exceed .96% of average net assets. In the absence of the waiver, the Portfolio's total return would have been lower.

Delaware Pooled Trust, Inc.-The International Equity Portfolio
Statement of Net Assets
October 31, 1994

                                                                       Market
                                                     Number            Value
                                                    of Shares         (U.S. $)
   COMMON STOCK-92.11%
   Australia-9.90%
   National Australian Bank Ltd.                      210,941        $1,665,736
   National Foods Limited                             287,794           384,466
   Pacific Dunlop                                     834,516         2,533,153
   Santos                                             825,454         2,426,004
                                                                    -----------
                                                                      7,009,359
                                                                    -----------

   Belgium-4.79%
   Cimenterics CBR Cementbedrij                         1,650           632,895
*  Cimenterics CBR Cementbedrij Put Warrants            1,650            11,488
   Electrabel NPV                                      11,280         1,999,736
   G.I.B. Holdings                                     19,372           751,799
                                                                    -----------
                                                                      3,395,918
                                                                    -----------

   Canada-5.42%
   British Columbia Telephone                          86,000         1,589,649
   Imperial Oil                                        62,750         2,250,185
                                                                    -----------
                                                                      3,839,834
                                                                    -----------

   France-5.62%
   Alcatel Alsthom                                     11,132         1,017,665
   Compagnie de Saint Gobain                            7,379           933,255
   Elf Aquitaine                                       27,489         2,025,830
                                                                    -----------
                                                                      3,976,750
                                                                    -----------

   Germany-5.55%
   Bayer AG                                             4,800         1,126,134
   Continental AG                                       7,355         1,075,735
   Siemens AG                                           4,130         1,725,856
                                                                    -----------
                                                                      3,927,725
                                                                    -----------


   Hong Kong-2.99%
   Hong Kong Electric                                 240,000           754,756
   Jardine Matheson HK Registry                       163,800         1,361,997
                                                                    -----------
                                                                      2,116,753
                                                                    -----------

   Italy-0.03%
   Istituto Mobiliare Italiano                          3,031            19,718
                                                                    -----------
                                                                         19,718
                                                                    -----------

   Japan-13.53%
   Amano                                               72,000         1,210,557
   Chiyoda Fire and Marine Insurance                   86,000           568,619
   Eisai                                              135,000         2,311,570
   Hitachi                                            233,000         2,427,406
   Kinki Coca-Cola Bottling                            32,000           485,213
   Matsushita Electric                                119,000         1,976,232
   Sanoh Industrial                                    45,000           603,422
                                                                    -----------
                                                                      9,583,019
                                                                    -----------

   Malaysia-1.56%
   Sime Darby Berhad                                  400,000         1,103,027
                                                                    -----------
                                                                      1,103,027
                                                                    -----------

   Netherlands-7.53%
   Elsevier                                           130,000         1,322,764
   Nutricia                                            41,000         2,207,170
   Royal Dutch Petroleum                               15,525         1,801,943
                                                                    -----------
                                                                      5,331,877
                                                                    -----------

   New Zealand-4.50%
   Telecom Corp. of New Zealand                       722,876         2,519,383
   Wilson and Horton Ltd.                             136,000           669,951
                                                                    -----------
                                                                      3,189,334
                                                                    -----------

   Spain-3.31%
   Acerinox SAR                                         3,986           440,413
   Banco Central Hispanoamer SA                        19,827           474,174
   Telefonica De Espana                               105,850         1,430,278
                                                                    -----------
                                                                      2,344,865
                                                                    -----------

                                                                         Market
                                                        Number           Value
                                                       of Shares        (U.S. $)
   COMMON STOCK-(Continued)
   United Kingdom-27.38%
   Bass plc                                           213,000        $ 1,934,469
   Blue Circle Industries                             129,000            597,359
   British Gas plc                                    469,300          2,234,398
*  Costain Group plc                                1,227,096            450,182
   Dalgety plc                                        293,100          2,059,777
   Dawson International                               279,250            614,687
   Great Universal Stores                             248,300          2,271,259
   GKN plc                                            235,750          2,333,283
   Powergen plc                                       269,500          2,491,546
   RTZ                                                121,000          1,694,750
   Sears plc                                        1,089,650          1,901,069
   Taylor Woodrow plc                                 388,700            811,244
                                                                     -----------
                                                                      19,394,023
                                                                     -----------


   Total Common Stock (cost $58,849,492)                              65,232,202
                                                                     -----------
                                                    Principal
                                                     Amount**
   GOVERNMENT OBLIGATIONS-4.48%
   Government of Canada 10.25% 3/15/14           C$ 3,953,000          3,169,414
                                                                     -----------

   Total Government Obligations (Cost $3,442,100)                      3,169,414
                                                                     -----------

   REPURCHASE AGREEMENTS-2.75%
   With Prudential Securities 4.76% 11/1/94
     (dated 10/31/94, collateralized by
     $2,019,000 U.S. Treasury Notes 4.625% due
     2/29/96, market value $1,987,673)             $1,948,000          1,948,000
                                                                     -----------

   Total Repurchase Agreements (Cost $1,948,000)                       1,948,000
                                                                     -----------

   TOTAL MARKET VALUE OF SECURITIES-99.34%
     (Cost $64,239,592)                                               70,349,616

   RECEIVABLES AND OTHER ASSETS
     NET OF LIABILITIES-0.66%                                            470,388
                                                                     -----------

   NET ASSETS APPLICABLE TO 5,402,475 SHARES
     ($.01 PAR VALUE) OUTSTANDING; EQUIVALENT TO
     $13.11 PER SHARE - 100.00%                                      $70,820,004
                                                                     ===========


-------------------------------
* Non-income producing security for the year ended October 31, 1994. ** Principal amount is stated in the currency in which each security is denominated.

                            See accompanying notes

Delaware Group Pooled Trust, Inc.-The International Equity Portfolio Statement of Operations
Year ended October 31, 1994



INVESTMENT INCOME:
Dividends                                            $1,807,085
Interest                                                306,776     $2,113,861
                                                     ----------

EXPENSES:

Management fees ($390,070) and directors'
    fees ($2,814)                                       392,884
Custodian fees                                           34,730
Registration fees and organization expenses              26,473
Salaries                                                 14,748
Auditing                                                 11,700
Dividend disbursing and transfer
    agent fees and expenses                               9,886
Reports to shareholders                                   3,300
Other                                                    15,077
                                                     ----------
                                                        508,798

Less expenses absorbed by Delaware International
 Advisers, Ltd.                                         (15,248)       493,550
                                                     ----------     ----------

NET INVESTMENT INCOME BEFORE FOREIGN
  TAX WITHHELD                                                       1,620,311

FOREIGN TAX WITHHELD                                                  (223,256)
                                                                    ----------

NET INVESTMENT INCOME                                                1,397,055
                                                                    ----------

NET REALIZED AND UNREALIZED GAIN
  ON INVESTMENTS AND FOREIGN CURRENCIES:
Net realized gain (loss) on:
    Investment transactions                           1,577,440
    Foreign currency                                   (683,340)
                                                     ----------

Net realized gain                                                      894,100

Net unrealized appreciation of
  investments and foreign currencies                                 3,228,171
                                                                    ----------

NET REALIZED AND UNREALIZED GAIN ON
  INVESTMENTS AND FOREIGN CURRENCIES                                 4,122,271
                                                                    ----------

NET INCREASE IN NET ASSETS RESULTING
  FROM OPERATIONS                                                   $5,519,326
                                                                    ==========



                            See accompanying notes

Delaware Group Pooled Trust, Inc.-The International Equity Portfolio Statement of Changes in Net Assets


                                                       Year            Year
                                                       Ended           Ended
                                                      10/31/94       10/31/93

OPERATIONS:
Net investment income                               $ 1,397,055    $   337,190
Net realized gain on security transactions
   and foreign currencies                               894,100        326,228
Net unrealized appreciation of investments and
   foreign currencies during the period               3,228,171      2,830,309
                                                    -----------    -----------

Net increase in net assets
  resulting from operations                           5,519,326      3,493,727
                                                    -----------    -----------


DISTRIBUTIONS TO SHAREHOLDERS FROM:
Net investment income                                  (632,551)      (369,273)
Net realized gain from security transactions           (279,065)            --
                                                    -----------    -----------
                                                       (911,616)      (369,273)
                                                    -----------    -----------

CAPITAL SHARE TRANSACTIONS:
Proceeds from shares sold                            42,817,824     14,828,471
Net asset value of shares issued upon reinvestment
   of dividends from net investment income and
   net realized gain from security transactions         911,616        369,273
                                                    -----------    -----------
                                                     43,729,440     15,197,744

Cost of shares repurchased                           (1,805,000)            --
                                                    -----------    -----------
Increase in net assets derived from
   capital share transactions                        41,924,440     15,197,744
                                                    -----------    -----------


NET INCREASE IN NET ASSETS                           46,532,150     18,322,198

NET ASSETS:
Beginning of period                                  24,287,854      5,965,656
                                                    -----------    -----------
End of period (including undistributed net
   investment income of $823,809 and $59,305,
   respectively)                                    $70,820,004    $24,287,854
                                                    ===========    ===========


                            See accompanying notes

Delaware Group Pooled Trust, Inc.-The International Equity Portfolio Notes to Financial Statements
October 31, 1994


1. Significant Accounting Policies

Delaware Pooled Trust, Inc. (the "Fund") is a diversified, no load, open-end management investment company which is intended to meet a wide range of investment objectives for large institutional clients with its seven separate Portfolios. The Fund was organized under the laws of Maryland and is registered under the Investment Company Act of 1940 (as amended). Each Portfolio ("Series") is in effect a separate fund issuing its own shares. As of October 31, 1994, only The Defensive Equity Portfolio, The Aggressive Growth Portfolio, The International Equity Portfolio and The Global Fixed Income Portfolio had commenced operations. The Fixed Income Portfolio, The Limited-Term Maturity Portfolio and The International Fixed Income Portfolio had not commenced operations except for the conduct of organizational matters. Like any investment in securities, the value of the portfolio may be subject to risk of loss from market, currency, economic and political factors which occur in the countries where this Series is invested.

Portfolio securities listed or traded on a national securities exchange, except for bonds, are valued at the closing price on the exchange where they are primarily traded. Securities listed on a foreign exchange are valued at the last quoted sale price before the time when the Fund is valued. Securities not traded on a particular day, over-the-counter securities and government and agency securities are valued at the mean between bid and asked prices. Debt securities (other than short-term obligations) are valued on the basis of valuations provided by a pricing service when such prices are believed to reflect the fair value of such securities. The values of all assets and liabilities initially expressed in foreign currencies are translated into U.S. dollars at the exchange rate of such currencies against the U.S. dollar as provided by the pricing service as of 3:00 PM EST. Forward foreign currency contracts are valued at the mean between the bid and asked prices of the contracts.

Security transactions are accounted for on the date the securities are purchased or sold (trade date). Gains and losses are based upon the specific identification method. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Dividends are recorded net of all non-rebatable tax withholdings. Interest income and expenses are recorded on the accrual basis.

No provision for federal income taxes was made since it is the intention of the Fund to comply with the provisions of the Internal Revenue Code available to regulated investment companies and to make requisite distributions to shareholders.

Costs incurred in connection with the Fund's organization and registration are paid by each Series and amortized on a straight line method. Registration costs were amortized over a two-year period and organization expenses are being amortized over a five-year period following the initial sale.

The Series received $21,000 from the initial subscribers to purchase 2,100 shares at net asset value prior to the initial sale of the Series' shares. In the event the initial subscribers redeem these shares during the five-year period beginning with the date of initial public offering, there will be deducted from the redemption proceeds attributable to such shares the then unamortized portion of the organization expenses attributable to these shares.


2. Investment Management Fee and Other Transactions with Affiliates

Delaware International Advisers Ltd., the investment adviser, will receive a fee to be paid quarterly, which is computed on the net assets of the Series as of the close of business each day at the annual rate of 0.75%, less all amounts paid to the unaffiliated directors.

Delaware International Advisers Ltd. has undertaken voluntarily to waive its fee and reimburse The International Equity Portfolio to the extent that annual operating expenses, exclusive of taxes, interest, brokerage commissions and extraordinary expenses, exceed 0.96% of average net assets through April 30, 1995. Total expenses absorbed by Delaware International Advisers, Ltd. for the year ended October 31, 1994 was $15,248. On October 31, 1994, the Series had an investment management fee payable to Delaware International Advisers Ltd. of $43,008.

3. Investments

Investment securities based on cost for federal income tax purposes at October 31, 1994 are as follows:


Cost of investments                                         $64,239,592
Aggregate unrealized appreciation                             7,567,232
Aggregate unrealized depreciation                            (1,457,208)
                                                            -----------

Market value of investments                                 $70,349,616
                                                            ===========

Net realized gain based on cost of specific certificate or bond for federal income tax purposes was $1,577,296 for the year ended October 31, 1994.

During the year ended October 31, 1994, the Series had purchases of $50,837,607 and sales of $11,082,875 of investment securities other than U.S. government securities and short-term debt securities having maturities of one year or less.

4. Foreign Exchange Contracts

The Series will, from time to time, enter into foreign currency exchange contracts. There are costs and risks associated with such currency transactions. No type of foreign currency transaction will eliminate fluctuations in the prices of the Fund's foreign securities or will prevent loss if the prices of such securities should decline. Outstanding contracts as of October 31, 1994 were as follows.


Contract                           In Exchange       Settlement    Unrealized
To Deliver                             For              Date      Depreciation
----------                         -----------       ----------   ------------
 2,524,684 British pounds          $ 3,971,000         12/30/94      $(146,381)
 4,594,318 Dutch guilders            2,647,000         12/30/94        (66,955)
678,445,680 Japanese yen             6,952,000         12/30/94        (56,012)
                                                                     ---------
                                                                     $(269,348)
                                                                     =========

5. Industry Disclosure

As of October 31, 1994, the Series portfolio diversification was as follows:

                                                           Percentage of Total
Industry                                                   Securities at Value
--------                                                   -------------------
Energy                                                            18.11%
Consumer Cyclicals                                                13.29
Utilities                                                         11.68
Capital Goods                                                     11.29
Conglomerates                                                     10.68
Financial                                                          8.90
Industrial                                                         7.93
Defensive Consumer Staples                                         5.68
Consumer Growth                                                    5.17
Government Bonds                                                   4.50
Repurchase Agreements                                              2.77
                                                                 -------

Total                                                            100.00%
                                                                 =======

6. Capital Stock

Transactions in capital stock shares were as follows:

                                                     Year          Year
                                                     Ended         Ended
                                                    10/31/94      10/31/93
Shares sold                                        3,445,243     1,361,734
Share issued upon reinvestment
  of dividends from net investment
  income and net realized gain from
  security transactions                               73,798        36,503
                                                 -----------   -----------
                                                   3,519,041     1,398,237
Shares repurchased                                  (142,554)           --
                                                 -----------   -----------
Net increase                                       3,376,487     1,398,237
                                                 ===========   ===========


7. Components of Net Assets

Common stock, $.01 par
 value, 500,000,000
  shares authorized to the Fund with
  50,000,000 shares allocated to this Series                   $63,201,846
Accumulated undistributed income:
  Net investment income                                            823,809
  Net realized gain on investments and
   foreign currencies                                              936,242
  Net unrealized appreciation of investments
   and foreign currencies                                        5,858,107
                                                               -----------

Total net assets applicable to 5,402,475
  shares of common stock; equivalent
  to $13.11 per share                                          $70,820,004
                                                               ===========

8. Financial Highlights

Selected data for each share of the Fund outstanding throughout the period were as follows:

                                             Year         Year        2/4/92*
                                             Ended        Ended         to
                                            10/31/94     10/31/93    10/31/92

Net asset value, beginning of period       $ 11.9900   $  9.5000    $ 10.0000

Income (loss) from investment operations:
Net investment income                         0.1440      0.2414       0.2282
Net realized and unrealized
 gain (loss) from security transactions       1.2360      2.5686      (0.6282)
                                           ---------   ---------    ---------

Total from investment operations              1.3800      2.8100      (0.4000)


Less distributions:
Dividends from net investment income         (0.1600)    (0.3200)     (0.1000)
Distributions from net realized gain
 from security transactions                  (0.1000)       none         none
                                           ---------   ---------    ---------

Total distributions                          (0.2600)    (0.3200)     (0.1000)

Net asset value, end of period             $ 13.1100   $ 11.9900    $  9.5000
                                           =========   =========    =========

Total return                                  11.66%      30.28%       (5.44%)

Ratios/supplemental data:
Net assets, end of period (000 omitted)    $  70,820   $  24,288    $   5,966
Ratio of expenses to average net assets        0.94%+      0.96%+       0.96%+
Ratio of net investment income to
 average net assets                            1.36%++     2.98%++      4.67%++
Portfolio turnover                               22%         28%           2%

-------------------
*  Date of initial sale; ratios and total return have been annualized.
+ Ratio of expenses to average net assets prior to expense limitation was 0.97% for the year ended 10/31/94, 1.38% for the year ended 10/31/93 and 2.94% for the period from 2/4/92 to 10/31/92.
++ Ratio of net investment income to average net assets prior to expense limitation was 1.33% for the year ended 10/31/94, 2.56% for the year ended 10/31/93 and 2.69% for the period from 2/4/92 to 10/31/92.

Delaware Pooled Trust, Inc.-The International Equity Portfolio
Report of Independent Auditors


To the Shareholders and Board of Directors
Delaware Pooled Trust, Inc.-The International Equity Portfolio

We have audited the accompanying statement of net assets of Delaware Pooled Trust, Inc.-The International Equity Portfolio as of October 31, 1994, the related statements of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the two years in the period then ended and for the period February 4, 1992 (date of initial sale) to October 31, 1992. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of October 31, 1994, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Pooled Trust, Inc.-The International Equity Portfolio at October 31, 1994, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the two years in the period then ended and for the period from February 4, 1992 (date of initial sale) to October 31, 1992, in conformity with generally accepted accounting principles.



Philadelphia, Pennsylvania                            ERNST & YOUNG LLP
December 2, 1994

                             DELAWARE POOLED TRUST

                              ONE COMMERCE SQUARE
                              2005 MARKET STREET
                            PHILADELPHIA, PA 19103
                                1-800-231-8002

[LOGO OF DELAWARE POOLED
 TRUST APPEARS HERE]

[LOGO OF DELAWARE POOLED              THE DEFENSIVE EQUITY PORTFOLIO
 TRUST APPEARS HERE]

                                   AUDITED
                                    ANNUAL
                                    REPORT

                               October 31, 1994

         DELAWARE POOLED TRUST, INC. -- THE DEFENSIVE EQUITY PORTFOLIO

   The Defensive Equity Portfolio performed quite well over the course of the fiscal year ended October 31, 1994. The Portfolio's return of 7.96%* exceeded by more than double the 3.81% return of the unmanaged S&P 500 Index for the same period.

   The difficulties faced by stock investors throughout this past year are evidenced by the S&P 500's return which is below long-term averages. Five interest rate increases and underlying fears about inflation hurt both the stock and bond markets during the period.

   Our yield-driven management style combined with intensive research led us to investments that enabled The Defensive Equity Portfolio to outperform the broad stock market during this difficult time. Specifically, consumer growth, energy, basic industry and the capital goods sectors benefited the Portfolio over the course of the year.

   Compared to the S&P 500, we had been slightly underweighted in consumer growth stocks. However, since they have suffered a two-and-a-half year consolidation since their highs in 1991 and, as a result, currently offer significant yield premiums relative to many other stock sectors, we are looking at opportunities in that area. Within the energy sector, our focus was on international and domestic oil companies. Basic industry stocks were strong performers for some of the same reasons as consumer growth stocks--a rebound from their lows at the end of 1993.

   At the fiscal year-end, The Defensive Equity Portfolio remained most heavily invested in the same sectors that had performed well for us over the fiscal year--consumer growth stocks, energy and credit-sensitive issues like banks. In addition to these industries, we are examining stocks of chemical and paper companies, as well as selected defense and electric utility companies, for possible inclusion in the Portfolio.

   Looking toward the future from a macroeconomic perspective, we expect that further interest rate increases are likely, though there is still some debate over evidence of inflation in the economy. Many sectors of the market seem overvalued in the current environment. Since our strategy's use of yield as a benchmark for stock selection forces us to focus on out-of-favor, undervalued stocks, it should help guide us away from those sectors of the market that would be most vulnerable to a correction.


                                       Defensive Equity Portfolio             Standard & Poor's 500 Index
                                       --------------------------             ---------------------------
1/31/92                                     $10,000                                     --
2/29/92                                      10,150                                 $ 9,972
3/31/92                                      10,110                                   9,825
4/30/92                                      10,581                                  10,099
5/31/92                                      10,601                                  10,109
6/30/92                                      10,551                                  10,012
7/31/92                                      10,882                                  10,406
8/31/92                                      10,571                                  10,157
9/30/92                                      10,741                                  10,328
10/31/92                                     10,741                                  10,349
11/30/92                                     11,194                                  10,663
12/31/92                                     11,356                                  10,845
1/31/93                                      11,480                                  10,922
2/28/93                                      11,689                                  11,036
3/31/93                                      12,254                                  11,317
4/30/93                                      12,222                                  11,030
5/31/93                                      12,412                                  11,280
6/30/93                                      12,527                                  11,371
7/31/93                                      12,611                                  11,311
8/31/93                                      13,221                                  11,700
9/30/93                                      13,232                                  11,664
10/31/93                                     13,444                                  11,890
11/30/93                                     13,317                                  11,737
12/31/93                                     13,562                                  11,934
1/31/94                                      14,101                                  12,321
2/28/94                                      13,771                                  11,951
3/31/94                                      13,320                                  11,485
4/30/94                                      13,640                                  11,617
5/31/94                                      14,004                                  11,761
6/30/94                                      13,817                                  11,534
7/31/94                                      14,204                                  11,897
8/31/94                                      14,668                                  12,345
9/30/94                                      14,380                                  12,098
10/31/94                                     14,514                                  12,350

     The Defensive
    Equity Portfolio

    Average Annual
     Total Return*

through October 31, 1994

Lifetime ............ 14,55%

One Year ............  7.96%

Though it is considered a relatively conservative approach to stock investing, The Defensive Equity Portfolio has performed well compared to the broader based, unmanaged S&P 500 stock index. A $10,000 investment made at the Portfolio's inception on February 3, 1992 would have grown to $14,514 by October 31, 1994. The S&P 500 Index would have grown to $12,350 over the same period.

All dividends and capital gains have been reinvested for The Defensive Equity Portfolio and the Index. Past performance is not a guarantee of future results. Return and share value will fluctuate so that shares, when redeemed, may be worth more or less than the original investment. No adjustments have been made for taxes.

*During this period, Delaware Management Company voluntarily agreed to waive its fee and reimburse the Portfolio to the extent that annual operating expenses, exclusive of taxes, interest, brokerage commissions and extraordinary expenses, exceed .68% of average net assets. In the absence of the waiver, the Portfolio's total return would have been lower.

Delaware Pooled Trust, Inc.-The Defensive Equity Portfolio
Statement of Net Assets
October 31, 1994

                                                  Number             Market
                                                 of Shares           Value
COMMON STOCK-92.69%
Capital Goods-0.37%
Honeywell                                           4,300         $  138,675
                                                                  ----------
                                                                  $  138,675
                                                                  ----------

Chemicals-12.13%
Dow Chemical                                        7,703         $  566,171
DuPont (EI) deNemours                              12,239            729,750
Grace (W.R.)                                       20,100            796,463
Imperial Chemical Industries ADR                   12,700            660,400
Merck & Co.                                        11,000            393,250
Monsanto                                           11,600            883,050
Upjohn                                             10,900            359,700
Witco                                               5,000            140,000
                                                                  ----------
                                                                   4,528,784
                                                                  ----------

Commercial Banks-8.82%
BankAmerica                                        10,900            474,150
Bankers Trust NY                                    6,047            403,637
Chase Manhattan                                    12,000            432,000
Chemical Bank                                       2,800            106,400
Great Western Financial                             5,800            103,675
KeyCorp                                            16,560            474,030
Mellon Bank                                         1,600             89,000
Meridian Bancorp                                    2,400             69,450
Morgan (J.P.)                                       6,500            402,188
NationsBank                                         8,184            405,108
PNC Financial Group                                14,062            330,457
                                                                  ----------
                                                                   3,290,095
                                                                  ----------

Communications-7.70%
ALLTEL                                             26,682            690,397
Ameritech                                          14,500            585,438
BellSouth                                           7,000            372,750
British Telecommunications ADR                      8,500            547,188
Pacific Telesis Group                              13,500            426,938
Rochester Telephone                                10,200            249,900
                                                                  ----------
                                                                   2,872,611
                                                                  ----------

Consumer Group-21.01%
American Home Products                              7,637            484,950
Dun & Bradstreet                                   11,003            645,051
Eastman Kodak                                      10,013            481,876
General Electric                                   19,800            967,725
General Mills                                       9,500            532,000
K Mart                                             13,122            214,873
Kimberly-Clark                                     13,600            700,400
McGraw-Hill                                        10,100            754,975
Penney (J.C.)                                      12,800            648,000
Sears, Roebuck                                     23,300          1,153,350
SmithKline Beecham ADR Unit                        11,900            362,950
Times Mirror                                       24,000            783,000
Warner-Lambert                                      1,500            114,375
                                                                  ----------
                                                                   7,843,525
                                                                  ----------

Electric-0.98%
Public Service Enterprise                          14,000            367,500
                                                                  ----------
                                                                     367,500
                                                                  ----------

Energy-19.68%
Amoco                                              16,900          1,071,038
Atlantic Richfield                                  7,582            821,699
Dresser Industries                                 18,700            395,038
Exxon                                              13,600            855,100
McDermott International                             7,200            184,500
Mobil                                              10,100            868,600
Occidental Petroleum                               27,300            597,188
Sonat                                               4,000            130,000
Tenneco                                            11,200            495,600
Texaco                                              9,800            640,675
Union Pacific                                       7,000            342,125
USX-Marathon Group                                 31,100            583,125
YPF Sociedad Anonima ADR                           15,000            361,875
                                                                  ----------
                                                                   7,346,563
                                                                  ----------

                                                         Number         Market
                                                        of Shares       Value
COMMON STOCK (Continued)
Financial-10.30%
Aetna Life & Casualty                                     11,700    $   539,663
American Express                                          24,382        749,747
American Express "FDC"                                     6,800        306,000
AON                                                       10,900        339,263
CIGNA                                                      8,813        580,556
Lincoln National                                           4,200        152,250
Marsh & McLennan                                           8,519        638,925
St. Paul Companies                                        12,300        536,588
                                                                    -----------
                                                                      3,842,992
                                                                    -----------

Manufacturing-10.01%
Copper Industries                                         14,000        523,250
General Dynamics                                           7,100        300,863
Hanson plc ADR                                            23,400        435,825
Minnesota Mining & Manufacturing                          14,512        803,602
Thomas & Betts                                             8,500        605,625
Union Camp                                                 8,500        403,750
United Technologies                                       10,513        662,319
                                                                    -----------
                                                                      3,735,234
                                                                    -----------

Transportation-1.69%
Norfolk Southern                                          10,000        630,000
                                                                    -----------
                                                                        630,000
                                                                    -----------

Total Common Stock (cost $33,974,848)                                34,595,979
                                                                    -----------


PREFERRED STOCK-4.18%
Ford Motor 4.20% convertible preferred                     6,300        609,525
Freeport - McMoRan Copper & Gold 7.00% convertible
 preferred                                                 3,500         89,688
General Motors $3.25 convertible preferred "C"             9,400        527,575
RJR Nabisco Holdings $0.6012 convertible preferred "C"    48,500        333,438
                                                                    -----------

Total Preferred Stock (cost $1,569,085)                               1,560,226
                                                                    -----------

                                                       Principal
                                                        Amount

REPURCHASE AGREEMENTS-3.00%
With Prudential Securities 4.76% 11/1/94
  (dated 10/31/94, collateralized by $1,162,000
  U.S. Treasury Notes 4.625% due 2/29/96,
  market value $1,143,830)                            $1,121,000      1,121,000
                                                                    -----------

Total Repurchase Agreements
  (cost $1,121,000)                                                   1,121,000
                                                                    -----------

TOTAL MARKET VALUE OF SECURITIES-99.88%
  (cost $36,664,933)                                                 37,277,205

RECEIVABLES AND OTHER ASSETS NET OF LIABILITIES- 0.12%                   45,953
                                                                    -----------

NET ASSETS APPLICABLE TO 2,853,015 SHARES ($.01 PAR VALUE)
  OUTSTANDING; EQUIVALENT TO $13.08 PER SHARE-100.00%               $37,323,158
                                                                    ============


                            See accompanying notes

Delaware Pooled Trust, Inc.-The Defensive Equity Portfolio
Statement of Operations
Year Ended October 31, 1994



INVESTMENT INCOME:
Dividends                                                $808,772
Interest                                                   83,498      $892,270
                                                         --------

EXPENSES:
Management fees ($121,537) and directors'
   fees ($2,813)                                          124,350
Registration fees and organization expenses                17,422
Custodian fees                                             11,962
Auditing                                                    8,508
Salaries                                                    6,310
Dividend disbursing and transfer
   agent fees and expenses                                  4,183
Reports to shareholders                                     3,030
Taxes (other than income)                                   1,675
Legal                                                         800
Other                                                       8,546
                                                         --------
                                                          186,786


Less expenses absorbed by Delaware
    Management Company, Inc.                              (33,192)      153,594
                                                         --------     ---------

NET INVESTMENT INCOME                                                   738,676
                                                                      ---------

NET REALIZED GAIN AND UNREALIZED
  LOSS ON INVESTMENTS:
Net realized gain from
  security transactions                                               1,535,246
Net unrealized depreciation of
  investments during the period                                        (461,803)
                                                                     ----------

NET REALIZED AND UNREALIZED
  GAIN ON INVESTMENTS                                                 1,073,443
                                                                     ----------

NET INCREASE IN NET ASSETS RESULTING
  FROM OPERATIONS                                                    $1,812,119
                                                                     ==========


                            See accompanying notes

Delaware Pooled Trust, Inc.-The Defensive Equity Portfolio
Statement of Changes in Net Assets


                                                        Year Ended    Year Ended
                                                         10/31/94      10/31/93

OPERATIONS:
Net investment income                                 $   738,676    $   243,071
Net realized gain on investments                        1,535,246        421,825
Net unrealized appreciation (depreciation) during
 the period                                              (461,803)     1,051,273
                                                      -----------    -----------

Net increase in net assets resulting from
 operations                                             1,812,119      1,716,169
                                                      -----------    -----------


DISTRIBUTIONS TO SHAREHOLDERS FROM:
Net investment income                                    (419,984)      (186,308)
Net realized gain from security transactions             (422,183)       (93,097)
                                                      -----------    -----------
                                                         (842,167)      (279,405)
                                                      -----------    -----------

CAPITAL SHARE TRANSACTIONS:
Proceeds from shares sold                              25,095,763      8,410,633
Net asset value of shares issued upon reinvestment
  of dividends from net investment income and net
  realized gains from security transactions               838,997        279,405
                                                      -----------    -----------
                                                       25,934,760      8,690,038

Cost of shares repurchased                             (3,000,000)    (1,181,461)
                                                      -----------    -----------

INCREASE IN NET ASSETS DERIVED FROM
CAPITAL SHARE TRANSACTIONS                             22,934,760      7,508,577
                                                      -----------    -----------


NET INCREASE IN NET ASSETS                             23,904,712      8,945,341

NET ASSETS:
Beginning of period                                    13,418,446      4,473,105
                                                      -----------    -----------
End of period (including undistributed net
 investment income of $438,019 and
 $119,327, respectively)                              $37,323,158    $13,418,446
                                                      ===========    ===========



                             See accompanying notes

Delaware Pooled Trust, Inc.-The Defensive Equity Portfolio
Notes to Financial Statements
October 31, 1994


1. Significant Accounting Policies

Delaware Pooled Trust, Inc. (the "Fund") is a diversified, no load, open-end management investment company which is intended to meet a wide range of investment objectives for large institutional clients with its seven separate Portfolios. The Fund was organized under the laws of Maryland and is registered under the Investment Company Act of 1940 (as amended). Each Portfolio ("Series") is in effect a separate fund issuing its own shares. As of October 31, 1994, only The Defensive Equity Portfolio, The Aggressive Growth Portfolio, The International Equity Portfolio and The Global Fixed Income Portfolio had commenced operations. The Fixed Income Portfolio, The Limited-Term Maturity Portfolio and The International Fixed Income Portfolio had not commenced operations except for the conduct of organizational matters.

Portfolio securities listed or traded on a national securities exchange, except for bonds, are valued at the closing price on the exchange where they are primarily traded. Securities not traded on a particular day, over-the-counter securities and government and agency securities are valued at the mean between bid and asked prices. Money market instruments having a maturity of less than 60 days are valued at amortized cost. Debt securities (other than short-term obligations) are valued on the basis of valuations provided by a pricing service when such prices are believed to reflect the fair value of such securities. Prices provided by the pricing service take into account appropriate factors such as institutional trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data.

Security transactions are accounted for on the date the securities are purchased or sold (trade date). Gains and losses are based upon the specific identification method for both financial statement and federal tax purposes. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Interest income and expenses are recorded on the accrual basis.

No provision for federal income taxes was made since it is the intention of the Fund to comply with the provisions of the Internal Revenue Code available to regulated investment companies and to make requisite distributions to shareholders.

Costs incurred in connection with the Fund's organization and registration are paid by each Series and amortized on the straight line method. Registration costs were amortized over a two-year period and organization expenses are being amortized over a five-year period following the initial sale.

The Series received $21,000 from the initial subscribers to purchase 2,100 shares at net asset value prior to the initial sale of the Series' shares. In the event the initial subscribers redeem these shares during the five-year period beginning with the date of initial sale, there will be deducted from the redemption proceeds attributable to such shares the then unamortized portion of the organization expenses attributable to these shares.

2. Investment Management Fee and Other Transactions with Affiliates

Delaware Management Company, Inc., the investment adviser of the Portfolio, will receive a fee to be paid quarterly, which is computed on the net assets of the Portfolio as of the close of business each day at the annual rate of 0.55%, less all amounts paid to the unaffiliated directors.

Delaware Management Company, Inc. has undertaken voluntarily to waive its fee and reimburse The Defensive Equity Portfolio to the extent that annual operating expenses, exclusive of taxes, interest, brokerage commissions and extraordinary expenses exceed, 0.68% of average net assets through April 30, 1995. Total expenses absorbed by Delaware Management Company, Inc. for the year ended October 31, 1994 were $33,192.

On October 31, 1994, the Series had investment management fees payable to Delaware Management Company, Inc. of $12,934 after the fee waiver.

3. Investments

Investment securities based on cost for federal income tax purposes at October 31, 1994 are as follows:


 Cost of investments                                      $36,675,954
 Aggregate unrealized appreciation                          1,571,239
 Aggregate unrealized depreciation                           (969,988)
                                                          -----------

 Market value of investments                              $37,277,205
                                                          ===========

Net realized gain for federal income tax purposes was $1,545,471 for the year ended October 31, 1994.

During the year ended October 31, 1994, the Series had purchases of $37,647,365 and sales of $15,102,556 of investment securities other than U.S. government securities and short-term debt securities having maturities of one year or less.

On October 31, 1994, the Series had a receivable for investment securities sold of $80,922 and a payable for investment securities purchased of $169,147.

4. Capital Stock

Transactions in capital stock shares were as follows:

                                                             Year       Year
                                                            Ended       Ended
                                                           10/31/94   10/31/93
Shares sold                                               1,965,280    709,304

Shares issued upon reinvestment of dividends from net
investment income and net realized gains from security
transactions                                                 67,602     24,796
                                                          ---------   --------

                                                          2,032,882    734,100

Shares repurchased                                         (234,132)   (99,450)
                                                          ---------   --------

Net increase                                              1,798,750    634,650
                                                          =========   ========


5. Components of Net Assets

Common stock, $.01 par value, 500,000,000
  shares authorized to the Fund with
  50,000,000 shares allocated to this Series                 $34,738,381
Accumulated undistributed income:
  Net investment income                                          438,019
  Net realized gain on investments                             1,534,486
  Net unrealized appreciation of investments                     612,272
                                                             -----------

Total net assets applicable to 2,853,015
  shares of common stock; equivalent
  to $13.08 per share                                        $37,323,158
                                                             ===========

6. Financial Highlights

Selected data for each share of the Series outstanding throughout each period were as follows:

                                               Year        Year        2/3/92*
                                               Ended       Ended        to
                                              10/31/94    10/31/93    10/31/92

Net asset value, beginning of period         $ 12.7300   $ 10.6600   $ 10.0000

Income from investment operations:
Net investment income                           0.3203      0.2841      0.2291
Net realized and unrealized
 gain from security transactions                0.6527      2.3159      0.5109
                                             ---------   ---------   ---------

Total from investment operations                0.9730      2.6000      0.7400
                                             ---------   ---------   ---------


Less distributions:
Dividends from net investment income           (0.2800)    (0.3200)    (0.0800)
Distributions from net realized gain on
 security transactions                         (0.3430)    (0.2100)       none
                                             ---------   ---------   ---------

Total distributions                            (0.6230)    (0.5300)    (0.0800)
                                             ---------   ---------   ---------

Net asset value, end of period                 13.0800     12.7300     10.6600
                                             =========   =========   =========

Total return                                      7.96%      25.17%      10.13%

Ratios/supplemental data:
Net assets, end of period (000 omitted)      $  37,323   $  13,418   $   4,473
Ratio of expenses to average net assets          0.68%+      0.68%+      0.68%+
Ratio of net investment income to average
 net assets                                      3.26%++     2.90%++     3.65%++
Portfolio turnover                                 73%         37%         28%


----------------------
*   Date of initial sale; ratios and total return have been annualized.
+ Ratio of expenses to average net assets prior to expense limitation was 0.82% for the year ended 10/31/94, 1.38% for the year ended 10/31/93 and 2.38% for the period from 2/3/92 to 10/31/92.
++ Ratio of net investment income to average net assets prior to expense limitation was 3.12% for the year ended 10/31/94, 2.20% for the year ended 10/31/93 and 1.95% for the period from 2/3/92 to 10/31/92.

Delaware Pooled Trust, Inc.-The Defensive Equity Portfolio
Report of Independent Auditors


To the Shareholders and Board of Directors
Delaware Pooled Trust, Inc.-The Defensive Equity Portfolio

We have audited the accompanying statement of net assets of Delaware Pooled Trust, Inc.-The Defensive Equity Portfolio as of October 31, 1994, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the two years in the period then ended and the period February 3, 1992 (date of initial sale ) to October 31, 1992. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of October 31, 1994 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Pooled Trust, Inc.-The Defensive Equity Portfolio at October 31, 1994, the results of its operations for the year then ended and the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the two years in the period then ended and the period February 3, 1992 (date of initial sale) to October 31, 1992, in conformity with generally accepted accounting principles.

                                                            ERNST & YOUNG LLP
Philadelphia, Pennsylvania
December 2, 1994

                             DELAWARE POOLED TRUST

                              ONE COMMERCE SQUARE
                              2005 MARKET STREET
                            PHILADELPHIA, PA 19103
                                1-800-231-8002

[LOGO OF DELAWARE POOLED
 TRUST APPEARS HERE]

[LOGO OF DELAWARE POOLED            THE GLOBAL FIXED INCOME PORTFOLIO
 TRUST APPEARS HERE]


                                   AUDITED
                                    ANNUAL
                                    REPORT

                               October 31, 1994

DELAWARE POOLED TRUST, INC.--THE GLOBAL FIXED INCOME PORTFOLIO

       The Global Fixed Income Portfolio provided a return of +2.07%* for the fiscal year ended October 31, 1994. This was impressive compared with returns in the U.S. bond market, as evidenced by the -17.5% return of the 30-year U.S. Treasury and the -1.93% return from the unmanaged Lehman Brothers Government Corporate Intermediate Index, and supports the value of including foreign investments in a portfolio even given certain added risks such as currency fluctuation. However, the Portfolio's return was less than that of its benchmark index, the Salomon World Government Bond Index, which rose 4.90% over the period.

       The worldwide bond rally of the early 1990s appears to have ended in February 1994, when the U.S. Federal Reserve Board began a series of interest rate increases. Bond markets around the world experienced sell-offs, as inflation fears surrounded the rising rates in the U.S. markets.

       Although bond markets across the globe have fallen due to the weakness of the dollar overseas, both the Salomon Index and your Portfolio had positive returns. The Portfolio underperformed the Salomon Index over the fiscal year because, relative to the Index, we were underweighted in both Japanese bonds and the Yen which were both strong performers in the middle of the year. However, we still have reservations about Japan's ability to return to economic vitality in the near term and, as of October 31, 1994, had no exposure to that market.

       We currently believe Australia is one of the most attractive bond markets worldwide. Inflation in Australia is low and government finances have improved with the country's economic growth. At this time, we also consider European markets such as Italy, Sweden and Spain to be attractive because of their relatively high yields. We remain underweighted in the U.S. bond market, but are exposed to moves in the dollar through our investments in Canadian, Australian and New Zealand bonds.

       Over the past 12 months, we have increased The Global Fixed Income Portfolio's defensive hedges into the dollar. At the beginning of the period, the Portfolio was underweighted in all currencies tied to the U.S. dollar. However, over the last 12 months, we have seen the dollar fall by over 11% against the Japanese yen and the core European currencies. While the main cause for this has been the market's perception that the large U.S. trade deficit should dictate the dollar's exchange rate, the result is that the dollar now appears undervalued based on our purchasing power analysis.

       European bond markets have been overshadowed by investors' expectations that the period of falling interest rates in Germany is coming to an end. As a result, concerns over the region's public debt and political problems have resurfaced. With inflation still low throughout most of Europe, we believe that the opportunity for attractive real returns from these countries still exists.

                     Global Fixed Income Portfolio    Salomon World Gov't           Lehman Gov't/Corp
                     --------------------------------------------------------------------------------
                                                         Bond Index                   Bond Index
                                                         ---------------------------------------
11/30/92                     $10,000                      $10,000                      $10,000
12/31/92                      10,110                       10,059                       10,171
1/31/93                       10,260                       10,235                       10,392
2/28/93                       10,540                       10,436                       10,608
3/31/93                       10,749                       10,596                       10,644
4/30/93                       10,902                       10,820                       10,726
5/31/93                       11,068                       10,929                       10,721
6/30/93                       11,099                       10,905                       10,964
7/31/93                       11,060                       10,938                       11,035
8/31/93                       11,426                       11,265                       11,288
9/30/93                       11,541                       11,508                       11,328
10/31/93                      11,733                       11,380                       11,374
11/30/93                      11,691                       11,298                       11,246
12/31/93                      12,047                       11,394                       11,295
1/31/94                       12,306                       11,486                       11,465
2/28/94                       12,114                       11,411                       11,215
3/31/94                       11,928                       11,394                       10,940
4/30/94                       11,987                       11,408                       10,849
5/31/94                       11,930                       11,307                       10,830
6/30/94                       11,630                       11,471                       10,859
7/31/94                       11,661                       11,562                       11,021
8/31/94                       11,818                       11,522                       11,025
9/30/94                       11,830                       11,605                       10,859
10/31/94                      11,977                       11,791                       10,847


     The Global
    Fixed Income
     Portfolio

   Average Annual
    Total Return*

through October 31, 1994

Lifetime...........9.84%

A $10,000 investment in The Global Fixed Income Portfolio on November 30, 1992 would have grown to $11,977 by October 31, 1994. This compares to $11,791 for the Salomon World Government Bond Index, and to $10,847 for the Lehman Government/Corporate Index, a U.S. bond index.

All dividends and capital gains have been reinvested for The Global Fixed Income Portfolio and the Indexes. Past performance is not a guarantee of future results. Return and share value will fluctuate so that shares, when redeemed, may be worth more or less than the original investment. No adjustments have been made for taxes.

* During this period, Delaware Management Company voluntarily agreed to waive its fee and reimburse the portfolio to the extent that annual operating expenses, exclusive of taxes, interest, brokerage commissions and extraordinary expenses, exceed .62% of average net assets through November 1, 1994 and .60% through April 30, 1995. In the absence of the waiver, the Portfolio's total return would have been lower.

Delaware Pooled Trust,Inc.-The Global Fixed Income Portfolio
Statement of Investments
October 31, 1994

                                                                     Market
                                                      Principal       Value
                                                       Amount*       (U.S.$)
BONDS-98.96%
Australia-21.79%
Australian Government 9.50% 2003                        4,000,000  $ 2,805,730
Australian Government 9.00% 2004                        1,600,000    1,078,997
Cadbury Schweppes, Australia 8.50% 1999                 1,500,000    1,032,544
Commonwealth Bank of Australia 13.75% 1999              1,750,000    1,463,583
South Australia Government 9.00% 2002                   1,750,000    1,182,718
State Bank of New South Wales 9.00% 2002                1,750,000    1,183,529
                                                                   -----------
                                                                     8,747,101
                                                                   -----------

Canada-15.14%
Banque National de Paris 8.75% 2002                     1,000,000      708,872
Bell Canada 10.875% 2004                                  700,000      546,673
BP America 10.875% 2001                                   300,000      235,397
BP America 9.50% 2002                                   1,000,000      731,516
Government of Canada 10.25% 2014                        1,300,000    1,042,307
Deutsche Bank 10.25% 1999                                 400,000      310,536
Electricity Power Development 10.375% 2001                700,000      540,203
Nippon Telephone & Telegraph 10.25% 1999                  800,000      620,333
Ontario Hydro 10.00% 2001                                 650,000      500,116
Prudential Funding 9.125% 1997                            700,000      525,323
Treasury Corp. Victoria 7.25% 2003                        500,000      315,619
                                                                   -----------
                                                                     6,076,895
                                                                   -----------

France-7.88%
France OAT 6.75% 2003                                   1,000,000      175,476
France OAT 8.50% 2023                                  10,000,000    1,887,626
Guinness Finance 9.75% 1996                             3,500,000      702,037
Saint-Gobain Nederland 10.50% 1995                      2,000,000      399,469
                                                                   -----------
                                                                     3,164,608
                                                                   -----------

Greece-13.73%
Abbey National Treasury 15.75% 1997                   200,000,000      787,799
European Bank of Reconstruction and
 Development 15.25% 1998                              100,000,000      396,052
European Investment Bank 17.50% 1999                  450,000,000    1,888,779
International Bank of Reconstruction
 and Development 15.50% 1997                          525,000,000    2,147,074
International Finance 15.25% 1999                      75,000,000      295,021
                                                                   -----------
                                                                     5,514,725
                                                                   -----------

Italy-7.27%
BTP Italian Government 12.00% 2003                  3,000,000,000    1,960,355
Nordic Investment Bank 11.30% 2002                  1,500,000,000      957,812
                                                                   -----------
                                                                     2,918,167
                                                                   -----------

New Zealand-10.20%
New Zealand Government 9.00% 1996                       3,500,000    2,160,345
New Zealand Government 6.50% 2000                       3,500,000    1,935,776
                                                                   -----------
                                                                     4,096,121
                                                                   -----------

Spain-7.73%
Spanish Government 10.50% 2003                         50,000,000      381,254
Spanish Government 8.20% 2009                         230,000,000    1,455,363
World Bank 10.625% 1998                               160,000,000    1,265,932
                                                                   -----------
                                                                     3,102,549
                                                                   -----------

Sweden-12.76%
Nordic Investment Bank 10.25% 1999                      8,000,000    1,088,781
Swedish Government 9.00% 2009                          34,000,000    4,036,200
                                                                   -----------
                                                                     5,124,981
                                                                   -----------

United Kingdom-2.46%
Mutual Group 7.25% 2004                                   200,000      265,979
Nationwide Anglia 13.50% 2000                             200,000      377,466
Redland Funding 10.875% 2001                              200,000      345,263
                                                                   -----------
                                                                       988,708
                                                                   -----------

Total Bonds (cost $ 40,064,335)                                     39,733,855
                                                                   -----------

                                                                     Market
                                                      Principal       Value
                                                       Amount*       (U.S.$)
Repurchase Agreements-1.04%
With Prudential Securities 4.76% 11/1/94
 (dated 10/31/94, collateralized by
 $434,000 U.S. Treasury Notes 4.625%
 due 2/29/96, market value $427,533)                    419,000    $   419,000
                                                                   -----------


Total Repurchase Agreements (cost $419,000)                            419,000
                                                                   -----------

TOTAL MARKET VALUE OF SECURITIES-100.00%
 (Cost $40,483,335)                                                $40,152,855
                                                                   ===========


--------------------------------------------------------------------------------
*Principal amount is stated in the currency of the country in which each security is denominated.



                            See accompanying notes

Delaware Pooled Trust,Inc.-The Global Fixed Income Portfolio
Statement of Assets and Liabilities
October 31, 1994




ASSETS:
Investments at market (cost $40,483,335)                     $40,152,855
Dividends and interest receivable                              1,851,745
Cash and foreign currencies                                      157,216
Other assets                                                     153,033
                                                             -----------
                                                              42,314,849
                                                             -----------

LIABILITIES:
Accounts payable and other accrued expenses                       49,259
                                                             -----------
                                                                  49,259
                                                             -----------

NET ASSETS                                                   $42,265,590
                                                             ===========

Shares outstanding                                             4,315,243
                                                             ===========

Net asset value                                                    $9.79
                                                             ===========



                            See accompanying notes

Delaware Pooled Trust,Inc.-The Global Fixed Income Portfolio
Statement of Operations
Year Ended October 31, 1994




INVESTMENT INCOME:
Interest                                                              $3,286,861

EXPENSES:
Management fees ($175,663) and directors'
 fees ($2,813)                                        178,476
Custodian fees                                         26,480
Registration fees                                      19,008
Auditing                                               14,700
Salaries                                               10,539
Dividend disbursing and transfer
 agent fees and expenses                                6,116
Taxes (other than income)                               3,820
Reports to shareholders                                 1,590
Other                                                  10,907
                                                   ----------
                                                      271,636

Less expenses absorbed by Delaware
 International Advisers, Ltd.                         (50,758)           220,878
                                                   ----------        -----------

NET INVESTMENT INCOME                                                  3,065,983
                                                                     -----------

NET REALIZED AND UNREALIZED LOSS ON
 INVESTMENTS AND FOREIGN CURRENCIES:
Net realized loss on:
 Security transactions                               (429,109)
 Foreign currency                                  (1,772,027)
                                                   ----------

Net realized loss                                                     (2,201,136)

Net unrealized depreciation of
investments and foreign currencies during the period                    (134,425)
                                                                     -----------

NET REALIZED AND UNREALIZED LOSS ON
INVESTMENTS AND FOREIGN CURRENCIES                                    (2,335,561)
                                                                     -----------

NET INCREASE IN NET ASSETS RESULTING
FROM OPERATIONS                                                      $   730,422
                                                                     ===========


                            See accompanying notes

Delaware Pooled Trust,Inc.-The Global Fixed Income Portfolio
Statement of Changes in Net Assets

                                                         Year         11/30/92*
                                                         Ended           to
                                                        10/31/94      10/31/93

OPERATIONS:
Net investment income                                $ 3,065,983   $ 1,680,302
Net realized gain (loss) on foreign currencies
 and security transactions                            (2,201,136)    2,201,502
Net unrealized depreciation (appreciation) of
 investments and foreign currencies during
 the period                                             (134,425)       17,253
                                                     -----------   -----------

Net increase in net assets
  resulting from operations                              730,422     3,899,057
                                                     -----------   -----------


DISTRIBUTIONS TO SHAREHOLDERS FROM:
Net investment income                                 (3,001,453)   (1,440,693)
Net realized gain from security transactions          (1,523,836)          ---
                                                     -----------   -----------
                                                      (4,525,289)   (1,440,693)

CAPITAL SHARE TRANSACTIONS:
Proceeds from shares sold                             13,502,167    26,223,944
Net asset value of shares issued upon reinvestment
 of dividends from net investment income and net
 realized gain from security transactions              4,525,289     1,440,693
                                                     -----------   -----------

                                                      18,027,456    27,664,637

Cost of shares repurchased                            (1,280,000)     (810,000)
                                                     -----------   -----------
Increase in net assets derived from
 capital share transactions                           16,747,456    26,854,637
                                                     -----------   -----------


NET INCREASE IN NET ASSETS                            12,952,589    29,313,001

NET ASSETS:
Beginning of period                                   29,313,001           ---
                                                     -----------   -----------
End of period                                        $42,265,590   $29,313,001
                                                     ===========   ===========


-------------------
*Date of initial sale.



                            See accompanying notes

Delaware Pooled Trust,Inc.-The Global Fixed Income Portfolio
Notes to Financial Statements
October 31, 1994


1. Significant Accounting Policies

Delaware Pooled Trust, Inc. (the "Fund") is a diversified, no load, open-end management investment company which is intended to meet a wide range of investment objectives for large institutional clients with its seven separate Portfolios. The Fund was organized under the laws of Maryland and is registered under the Investment Company Act of 1940 (as amended). Each Portfolio ("Series") is a separate fund issuing its own shares. As of October 31, 1994, only The Defensive Equity Portfolio, The Aggressive Growth Portfolio, The International Equity Portfolio and The Global Fixed Income Portfolio had commenced operations. The Fixed Income Portfolio, The Limited-Term Maturity Portfolio and The International Fixed Income Portfolio had not commenced operations except for the conduct of organizational matters. Like any investment in securities, the value of the Portfolio may be subject to risk of loss from market, currency, economic and political factors which occur in the countries where the Portfolio is invested.

Portfolio securities listed or traded on a national securities exchange, except for bonds, are valued at the closing price on the exchange where they are primarily traded. Securities not traded on a particular day, over-the-counter securities and government and agency securities are valued at the mean between bid and asked prices. Money market instruments having a maturity of less than 60 days are valued at amortized cost. Debt securities (other than short-term obligations) are valued on the basis of valuations provided by a pricing service when such prices are believed to reflect the fair value of such securities. Prices provided by the pricing service take into account appropriate factors such as institutional trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data. The values of all assets and liabilities initially expressed in foreign currencies are translated into U.S. dollars at the exchange rate of such currencies against the U.S. dollar as of 3:00 PM EST. Forward foreign currency contracts are valued at the mean between the bid and asked prices of the contracts.

Security transactions are accounted for on the date the securities are purchased or sold (trade date). Gains and losses are based upon the specific identification method for both financial statement and federal tax purposes. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Dividends are recorded, net of all non-rebatable tax withholdings. Interest income and expenses are recorded on the accrual basis.

No provision for federal income taxes was made since it is the intention of the Fund to comply with the provisions of the Internal Revenue Code available to regulated investment companies and to make requisite distributions to shareholders.

2. Investment Management Fee and Other Transactions with Affiliates

Delaware International Advisers Ltd., the investment adviser, will receive a fee to be paid quarterly, which is computed on the net assets of the Series as of the close of business each day at the annual rate of 0.50%, less all amounts paid to the unaffiliated directors.

Delaware International Advisers Ltd. has undertaken voluntarily to waive its fee and reimburse the Series to the extent that annual operating expenses, exceed 0.62% of average net assets through October 31, 1994 and effective November 1, 1994 the waiver was modified to limit operating expenses to .60% through April 30, 1995.Total expenses absorbed by Delaware International Advisers, Ltd. for the year ended October 31, 1994 were $50,758.

On October 31, 1994, the Series had an investment management fee payable to Delaware International Advisors Ltd. of $14,576 after the fee waiver.

3. Investments

Investment securities based on cost for federal income tax purposes at October 31, 1994 are as follows:


    Cost of investments                               $40,539,789
    Aggregate unrealized appreciation                     873,734
    Aggregate unrealized depreciation                  (1,260,668)
                                                      -----------

    Market value of investments                       $40,152,855
                                                      ===========

Net realized loss based on cost of specific certificate or bond for federal income tax purposes was $372,655 for the year ended October 31, 1994.

During the year ended October 31, 1994, the Series had purchases of $79,990,448 and sales of $66,768,899 of investment securities other than U.S. government securities and short-term debt securities having maturities of one year or less.

4. Foreign Exchange Contracts

The Series will, from time to time, enter into foreign currency exchange contracts. There are costs and risks associated with such currency transactions. No type of foreign currency transaction will eliminate fluctuations in the prices of the Fund's foreign securities or will prevent loss if the prices of such securities should decline. Outstanding contracts as of October 31, 1994 were as follows:

               Contract                  In Exchange   Settlement    Unrealized
              to Deliver                     for          Date      Appreciation
              ----------                 -----------   ----------   ------------

  16,500,000 French francs                $3,221,933      1/31/95        $32,212
  380,000,000 Spanish pesetas              3,029,095      1/31/95         24,707
  35,500,000 Swedish krone                 4,995,216      1/31/95         95,292
                                                                        --------

                                                                        $152,211
                                                                        ========

5. Capital Stock

Transactions in capital stock shares were as follows:

                                                      Year        11/30/92*
                                                      Ended          to
                                                     10/31/94     10/31/93
Shares sold                                         1,356,353    2,584,118

Shares issued upon reinvestment of dividends
 from net investment income and net realized
 gain from security transactions                      443,778      134,015
                                                    ---------    ---------
                                                    1,800,131    2,718,133

Shares repurchased                                   (127,578)     (75,443)
                                                    ---------    ---------

 Net increase                                       1,672,553    2,642,690
                                                    =========    =========

---------------------------
* Date of initial sale

6. Components of Net Assets


Common stock, $.01 par value, 500,000,000
 shares authorized to the Fund with
 50,000,000 shares allocated to this Series                 $43,602,093
Accumulated undistributed income:
 Net investment income                                          304,139
 Net realized loss on investments and foreign securities     (1,523,470)
 Net unrealized depreciation of investments
  and foreign currencies                                       (117,172)
                                                            -----------

Total net assets applicable to 4,315,243
 shares of common stock; equivalent
 to $9.79 per share                                         $42,265,590
                                                            ===========

7. Financial Highlights

Selected data for each share of the Fund outstanding throughout the period were as follows:

                                                          Year       11/30/92*
                                                          Ended         to
                                                         10/31/94    10/31/93

Net asset value, beginning of period                    $ 11.0900   $ 10.0000

Income from investment operations:
Net investment income                                       .4189       .9547
Net realized and unrealized
 gain (loss) from security transactions                    (.1929)      .7433
                                                        ---------   ---------

Total from investment operations                           0.2260      1.6980
                                                        ---------   ---------


Less distributions:
Dividends from net investment income                       (.9490)     (.6080)
Distributions from net realized gain
 on security transactions                                  (.5770)       none
                                                        ---------   ---------

Total distributions                                       (1.5260)     (.6080)
                                                        ---------   ---------

Net asset value, end of period                          $  9.7900   $ 11.0900
                                                        =========   =========

Total return                                                 2.07%      18.96%

Ratios/supplemental data:
Net assets, end of period (000 omitted)                 $  42,266   $  29,313
Ratio for expenses to average net assets                    0.62%+      0.62%+
Ratio of net investment income to average net assets        3.62%++    10.68%++
Portfolio turnover                                            205%        198%

-------------
*   Date of initial sale; ratios and total return have been annualized.
+ Ratio of expenses to average net assets prior to expense limitation was 0.76% for the year ended 10/31/94 and 0.88% for the period 11/30/92 to 10/31/93.
++ Ratio of net investment income to average net assets prior to expense limitation was 3.48% for the year ended 10/31/94 and 10.42% for the period 11/30/92 to 10/31/93.

Delaware Pooled Trust,Inc.-The Global Fixed Income Portfolio
Report of Independent Auditors


To the Shareholders and Board of Directors
Delaware Pooled Trust,Inc.-The Global Fixed Income Portfolio

We have audited the accompanying statement of assets and liabilities, including the statement of investments, of Delaware Pooled Trust,Inc.-The Global Fixed Income Portfolio as of October 31, 1994, and the related statement of operations for the year then ended, the statement of changes in net assets for the year ended October 31, 1994 and the period November 30, 1992 (date of initial sale) to October 31, 1993 and the financial highlights for the year ended October 31, 1994 and the period November 30, 1992 (date of initial sale) to October 31, 1993. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of October 31, 1994 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Pooled Trust,Inc.-The Global Fixed Income Portfolio at October 31, 1994, the results of its operations for the year ended October 31, 1994, the changes in its net assets for the year ended October 31, 1994 and the period November 30, 1992 (date of initial sale) to October 31, 1993, and the financial highlights for the year ended October 31, 1994 and the period November 30, 1992 (date of initial sale) to October 31, 1993, in conformity with general accepted accounting principles.



                                                           ERNST & YOUNG LLP



Philadelphia, Pennsylvania
December 2, 1994

                             DELAWARE POOLED TRUST

                              ONE COMMERCE SQUARE
                              2005 MARKET STREET
                            PHILADELPHIA, PA 19103
                                1-800-231-8002

[LOGO OF DELAWARE POOLED
 TRUST APPEARS HERE]

[LOGO OF DELAWARE POOLED              THE AGGRESSIVE GROWTH PORTFOLIO
 TRUST APPEARS HERE]


                                    AUDITED
                                    ANNUAL
                                    REPORT


                               October 31, 1994

DELAWARE POOLED TRUST, INC--THE AGGRESSIVE GROWTH PORTFOLIO

       The five interest rate increases that took place over the fiscal year ended November 30, 1994 had a damaging effect on growth stocks. The Aggressive Growth Portfolio provided a return of 0.34%* in what provided to be a very challenging period for all stock investors, but particularly small and mid-cap issues.

       Though the small company growth sector was essentially out of favor with the market over the course of the year, certain areas within the sector fared better than others. We were pleased with the performance of our positions in both the managed care segment of health care stocks and also in selected computer and semi-conductor companies.

       On the other hand, this was a difficult time for stocks in the traditional consumer growth sector. While consumer confidence hit a four-year high this summer, it never translated into strong consumer spending. Based on the spending that did occur, we seem to be witnessing a secular move toward spending on items with perceived long-term value and away from extravagant or trendy items. This has caused growth stock investors to refocus. Over the past year, we have been focusing on "value" retailers. We believe there is also growth potential within convenience services. Some of the companies we're currently looking at include discount retail, house and garden needs/maintenance providers and restaurants.

       Looking toward the future, we have begun to shift out of the managed care companies that have been successful this year. Though these companies may continue to prosper regardless of any legislative influences, their stocks have reached valuation levels where we see only limited potential for price appreciation. On the other hand, we continue to have strong expectations for technology stocks, particularly those with international exposure, as European economies continue to recover from recession.

       There has been contraction in the valuations of the stocks in the growth sector. We believe this has created opportunities. Not only can we acquire stocks of companies we believe are strong at reduced prices, but when price-to-earnings ratios are below normal in comparison to the S&P 500, as they are now, growth stocks are considered relatively "cheap." Because growth stocks are depressed at a time when much of the broader market is considered overpriced, investors may now return to smaller company growth stocks, which could push prices up.

                          Aggressive Growth Portfolio         Wilshire Mid-Cap Growth
                          -----------------------------------------------------------
2/29/92                       $10,000                            $10,000
3/31/92                         9,430                              9,601
4/30/92                         9,040                              9,372
5/31/92                         8,929                              9,255
6/30/92                         8,399                              8,835
7/31/92                         8,739                              9,319
8/31/92                         8,579                              9,125
9/30/92                         8,699                              9,284
10/31/92                        9,039                              9,663
11/30/92                       10,049                             10,403
12/31/92                       10,137                             10,722
1/31/93                        10,266                             10,964
2/28/93                         9,475                             10,594
3/31/93                         9,715                             10,920
4/30/93                         9,475                             10,463
5/31/93                        10,016                             11,060
6/30/93                        10,147                             11,133
7/31/93                        10,187                             11,033
8/31/93                        10,548                             11,593
9/30/93                        11,069                             11,884
10/31/93                       11,220                             11,947
11/30/93                       10,990                             11,760
12/31/93                       11,431                             12,411
1/31/94                        11,698                             12,849
2/28/94                        11,769                             12,917
3/31/94                        11,268                             12,148
4/30/94                        11,247                             12,197
5/31/94                        11,002                             12,010
6/30/94                        10,419                             11,405
7/31/94                        10,593                             11,683
8/31/94                        11,309                             12,684
9/30/94                        11,340                             12,583
10/31/94                       11,258                             12,890

     The Aggressive
    Growth Portfolio

     Average Annual
      Total Return*

through October 31, 1994

 Lifetime...........4.52%
One Year............0.34%

A $10,000 investment in The Aggressive Growth Portfolio made at inception on February 27, 1992 would have grown to $11,258 by October 31, 1994. The Wilshire Mid-Cap Index, which includes stocks that are similar to those in The Aggressive Growth Portfolio, would have grown to $12,890.

All dividends and capital gains have been reinvested for The Aggressive Growth Portfolio and the Index. Past performance is not a guarantee of future results. Return and share value will fluctuate so that shares, when redeemed, may be worth more or less than the original investment. No adjustments have been made for taxes.

*During this period, Delaware Management Company voluntarily agreed to waive its fee and reimburse the Portfolio to the extent that annual operating expenses, exclusive of taxes, interest, brokerage commissions and extraordinary expenses, exceed .93% of average net assets. In the absence of the waiver, the portfolio's total return would have been lower.

Delaware Pooled Trust, Inc.-The Aggressive Growth Portfolio
Statement of Net Assets
October 31, 1994

                                                    Number             Market
                                                   of Shares           Value
   COMMON STOCK-82.48%
   BASIC INDUSTRY/CAPITAL GOODS-2.64%
   TriMas                                            15,800         $  365,375
   Wabash National                                    6,700            232,825
                                                                    ----------


   Total Basic Industry/Capital Goods                                  598,200
                                                                    ----------

   BUSINESS SERVICES-11.57%
   Distributors-0.99%
   Intelligent Electronics                           14,400            223,200
                                                                    ----------
                                                                       223,200
                                                                    ----------

   Environmental-1.46%
   Dames & Moore                                     22,400            330,400
                                                                    ----------
                                                                       330,400
                                                                    ----------

   Media & Publishing-2.94%
*  International Family Entertainment Class B         9,700            127,313
*  King World Productions                             7,000            248,500
*  Multimedia                                         9,900            290,813
                                                                    ----------
                                                                       666,626
                                                                    ----------

   Other Business Services-6.18%
*  ADT Limited                                       21,000            236,250
*  BISYS Group                                       19,100            420,200
   First Financial Management                         6,100            341,600
*  Gartner Group                                      4,400            141,350
*  Isomedix                                          14,000            259,000
                                                                    ----------
                                                                     1,398,400
                                                                    ----------

   Total Business Services                                           2,618,626
                                                                    ----------

   CONSUMER DURABLES/CYCLICAL-1.55%
*  Beazer Homes USA                                   3,900             46,800
*  Redman Industries                                 15,000            256,875
*  Schuler Homes                                      3,000             46,875
                                                                    ----------

   Total Consumer Durables/Cyclical                                    350,550
                                                                    ----------

   CONSUMER NON-DURABLES-11.20%
   Retail-7.23%
   Fingerhut                                         19,300            313,625
*  General Nutrition                                  5,700            143,925
*  Musicland Stores                                  19,500            265,688
*  Price/Costco                                      16,800            263,550
   Quality Food Centers                               4,900            105,350
*  Software Etc. Stores                               9,400             96,350
*  Staples                                           11,550            267,094
   Talbots                                            1,500             52,125
*  Value City Department Stores                      11,400            129,675
                                                                    ----------
                                                                     1,637,382
                                                                    ----------

                                                     Number            Market
                                                   of Shares           Value
   COMMON STOCK (Continued)
   CONSUMER NON-DURABLES (Continued)
   Other Consumer Non-Durables-3.97%
   Callaway Golf                                      5,600         $  214,200
*  Canandaigua Wine Class A                           8,700            284,925
   Hormel (George A.)                                10,000            246,250
*  Nature's Bounty                                   11,500             78,344
   Topps                                             12,900             74,981
                                                                    ----------
                                                                       898,700
                                                                    ----------
   Total Consumer Non-Durables                                       2,536,082
                                                                    ----------


   CONSUMER SERVICES-11.77%
   Restaurants-3.32%
*  Bertucci's                                         8,600            122,550
*  Brinker International                             11,900            275,188
*  Foodmaker                                         20,000            107,500
*  Lone Star Steakhouse/Saloon                        8,500            217,813
   Sbarro                                             1,200             29,850
                                                                    ----------
                                                                       752,901
                                                                    ----------

   Entertainment & Leisure-5.14%
*  Circus Circus Enterprises                          3,550             78,988
*  Mirage Resorts                                    10,100            209,575
   TCA Cable TV                                       2,100             49,350
*  Viacom Class A                                     1,688             67,731
*  Viacom Class B                                    12,789            501,968
*  WMS Industries                                    14,500            255,563
                                                                    ----------
                                                                     1,163,175
                                                                    ----------

   Other Consumer Services-3.31%
   Barefoot                                          17,100            241,538
   Cash America Investments                          20,200            166,650
*  CUC International                                 10,600            340,525
                                                                    ----------
                                                                       748,713
                                                                    ----------

   Total Consumer Services                                           2,664,789
                                                                    ----------

   ENERGY-1.48%
   AES                                                9,348            188,128
   Snyder Oil                                         8,500            146,625
                                                                    ----------

   Total Energy                                                        334,753
                                                                    ----------

   FINANCIAL-6.01%
   Insurance-5.49%
   AMBAC                                              9,800            343,000
   Blanch (E.W.) Holdings                            14,100            287,288
   CMAC Investment                                   14,400            396,000
   MBIA                                               4,000            216,500
                                                                    ----------
                                                                     1,242,788
                                                                    ----------

   Other-0.52%
   SEI                                                5,700            118,275
                                                                    ----------
                                                                       118,275
                                                                    ----------

   Total Financial                                                   1,361,063
                                                                    ----------

   HEALTH CARE-17.07%
   Devices-0.76%
*  Sunrise Medical                                    6,600            171,600
                                                                    ----------
                                                                       171,600
                                                                    ----------

   Pharmaceuticals-0.32%
*  Techne                                             6,500             72,313
                                                                    ----------
                                                                        72,313
                                                                    ----------

                                                   Number             Market
                                                  of Shares           Value
   COMMON STOCK (Continued)
   HEALTH CARE (Continued)
   Services-13.01%
*  Abbey Healthcare                                  3,500        $    78,313
   Columbia/HCA Healthcare                          11,857            493,548
*  Health Management Class A                        22,650            588,900
*  HEALTHSOUTH Rehabilitation                       11,700            444,600
*  Homedco Group                                    10,300            370,800
*  NovaCare                                          9,600             96,000
*  Quorum Health Group                               2,000             45,750
*  Value Health                                     11,964            463,605
*  Vivra                                            12,900            364,425
                                                                  -----------
                                                                    2,945,941
                                                                  -----------

   Health Care-Other-2.98%
*  FHP International                                 8,700            252,300
   United Healthcare                                 8,000            422,000
                                                                  -----------
                                                                      674,300
                                                                  -----------

   Total Health Care                                                3,864,154
                                                                  -----------

   TECHNOLOGY-18.51%
   Communications-1.97%
*  Bay Networks                                      7,700            194,906
*  Cabletron Systems                                 5,000            251,250
                                                                  -----------
                                                                      446,156
                                                                  -----------

   Hardware-8.41%
*  Altera                                            3,100            122,256
*  Clinicom                                         14,900            223,500
*  Dallas Semiconductor                             13,600            190,400
*  Silicon Graphics                                  5,600            170,100
*  Stratus Computer                                  8,200            305,450
*  Xilinx                                           12,400            720,750
*  Zilog                                             5,900            171,100
                                                                  -----------
                                                                    1,903,556
                                                                  -----------

   Software-8.13%
*  BMC Software                                      6,100            277,550
*  Compuware                                        12,400            485,150
   HBO & Co.                                         1,634             53,309
*  Informix                                          5,500            151,250
*  Novell                                           21,900            403,781
   Shared Medical Systems                            3,400            100,513
*  Viewlogic Systems                                11,700            257,400
*  Vmark Software                                    7,000            111,125
                                                                  -----------
                                                                    1,840,078
                                                                  -----------

   Total Technology                                                 4,189,790
                                                                  -----------

   TRANSPORTATION-0.68%
   Illinois Central                                  4,800            154,200
                                                                  -----------

   Total Transportation                                               154,200
                                                                  -----------

   Total Common Stock (cost $16,524,095)                           18,672,207
                                                                  -----------

   STOCK RIGHTS-0.12%
*  Viacom                                           21,100             27,694
                                                                  -----------

   Total Stock Rights (cost $24,925)                                   27,694
                                                                  -----------

                                                      Principal       Market
                                                       Amount         Value

   SHORT-TERM INVESTMENTS-8.81%
   Federal Home Loan Bank Discount
     Note 11/18/94                                   $2,000,000    $ 1,995,419
                                                                   -----------

   Total Short-Term Investments (cost $1,995,419)                    1,995,419
                                                                   -----------

   REPURCHASE AGREEMENTS-10.87%
   With Prudential Securities 4.76% 11/1/94
     (dated 10/31/94, collateralized by
     $2,551,000 U.S. Treasury Notes 4.625%
     due 2/29/96, market value $2,511,121)            2,461,000      2,461,000
                                                                   -----------

   Total Repurchase Agreements (cost $2,461,000)                     2,461,000
                                                                   -----------

   TOTAL MARKET VALUE OF SECURITIES-102.28%
    (cost $21,005,439)                                              23,156,320

   LIABILITIES NET OF RECEIVABLES AND OTHER
    ASSETS-(2.28%)                                                    (516,597)
                                                                   -----------

   NET ASSETS APPLICABLE TO 2,055,747 SHARES ($.01 PAR VALUE)
    OUTSTANDING; EQUIVALENT TO $11.01 PER SHARE-100.00%            $22,639,723
                                                                   ===========

----------------------------
*Non-income producing security for the year ended October 31, 1994.


                            See accompanying notes

Delaware Pooled Trust, Inc.-The Aggressive Growth Portfolio
Statement of Operations
Year Ended October 31, 1994



INVESTMENT INCOME:
Interest                                                   $160,144
Dividends                                                    58,671    $218,815
                                                           --------

EXPENSES:
Management fees ($171,517) and Directors' fees ($2,813)     174,330
Custodian fees                                               30,727
Registration fees and organization expenses                  15,462
Auditing                                                      9,745
Salaries                                                      6,412
Dividend disbursing and transfer agent fees and expenses      4,317
Taxes, other than taxes on income                             2,244
Reports to shareholders                                       2,132
Other                                                         9,873
                                                           --------
                                                            255,242
Less expenses absorbed by Delaware
 Management Company, Inc.                                   (52,540)    202,702
                                                           --------   ---------

NET INVESTMENT INCOME                                                    16,113
                                                                      ---------

NET REALIZED GAIN AND UNREALIZED
 LOSS ON INVESTMENTS:
Net realized gain from
 security transactions                                                  505,673

Net unrealized depreciation of
 investments during the period                                         (387,251)
                                                                      ---------


NET REALIZED AND UNREALIZED
 GAIN ON INVESTMENTS                                                    118,422
                                                                      ---------

NET INCREASE IN NET ASSETS RESULTING
 FROM OPERATIONS                                                      $ 134,535
                                                                      =========


                            See accompanying notes

Delaware Pooled Trust, Inc.-The Aggressive Growth Portfolio
Statement of Changes in Net Assets


                                                          Year          Year
                                                          Ended         Ended
                                                         10/31/94      10/31/93

OPERATIONS:
Net investment income                                 $    16,113   $    32,734
Net realized gain on investments                          505,673       445,307
Net unrealized appreciation (depreciation)
 during the period                                       (387,251)    2,941,476
                                                      -----------   -----------

Net increase in net assets
 resulting from operations                                134,535     3,419,517
                                                      -----------   -----------

DISTRIBUTIONS TO SHAREHOLDERS FROM:
Net investment income                                     (37,888)       (8,536)

Net realized gain from security transactions             (397,820)          ---
                                                      -----------   -----------
                                                         (435,708)       (8,536)
                                                      -----------   -----------

CAPITAL SHARE TRANSACTIONS:
Proceeds from shares sold                               2,687,551    13,284,000

Net asset value of shares issued upon reinvestment
 of dividends from net investment income                  435,708         8,536
                                                      -----------   -----------
                                                        3,123,259    13,292,536

Cost of shares repurchased                               (660,012)     (763,942)
                                                      -----------   -----------

Increase in net assets derived from
 capital share transactions                             2,463,247    12,528,594
                                                      -----------   -----------

NET INCREASE IN NET ASSETS                              2,162,074    15,939,575

NET ASSETS:
Beginning of period                                    20,477,649     4,538,074
                                                      -----------   -----------
End of period (including undistributed
 net investment income of $10,795 and $32,570,
 respectively)                                        $22,639,723   $20,477,649
                                                      ===========   ===========


                            See accompanying notes

Delaware Pooled Trust, Inc.-The Aggressive Growth Portfolio
Notes to Financial Statements
October 31, 1994


1.  Significant Accounting Policies

Delaware Pooled Trust, Inc. (the "Fund") is a diversified, no load, open-end, management investment company which is intended to meet a wide range of investment objectives for large institutional clients with its seven separate Portfolios. The Fund was organized under the laws of Maryland and is registered under the Investment Company Act of 1940 (as amended). Each Portfolio ("Series") is in effect a separate fund issuing its own shares. As of October 31, 1994, only The Defensive Equity Portfolio, The Aggressive Growth Portfolio, The International Equity Portfolio and The Global Fixed Income Portfolio had commenced operations. The Fixed Income Portfolio, The Limited-Term Maturity Portfolio and The International Fixed Income Portfolio had not commenced operations except for the conduct of organizational matters.

Equity securities listed or traded on a national securities exchange are valued at the closing price on the exchange where they are primarily traded. Securities not traded on a particular day, over-the-counter securities and government and agency securities are valued at the mean between bid and asked prices. Money market instruments having a maturity of less than 60 days are valued at amortized cost.

On October 31, 1994, 10.87% of the Series' net assets were invested in overnight repurchase agreements. These agreements are fully collateralized by U.S. government securities and such collateral is held by the Fund's Custodian or in the Federal Reserve/Treasury book-entry system. The Series monitors its repurchase agreements to ensure that the market value of the collateral underlying the agreements is at least 100% of the repurchase price including the portion representing the Fund's yield under such agreements.

Security transactions are accounted for on the date the securities are purchased or sold (trade date). Gains and losses are based upon the specific identification method for both financial statement and federal tax purposes. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Interest income and expenses are recorded on the accrual basis.

No provision for federal income taxes was made since it is the intention of the Fund to comply with the provisions of the Internal Revenue Code available to regulated investment companies and to make requisite distributions to shareholders.

Costs incurred in connection with the Fund's organization and registration are paid by each Series and amortized on a straight line method. Registration costs were amortized over a two-year period and organization expenses are being amortized over a five-year period following the initial sale.

The Series received $21,000 from the initial subscribers to purchase 2,100 shares at net asset value prior to the initial public offering of the Series' shares. In the event the initial subscribers redeem these shares during the five-year period beginning with the date of initial sale, there will be deducted from the redemption proceeds attributable to such shares the then unamortized portion of the organization expenses attributable to these shares

2.  Investment Management Fees and Other Transactions with Affiliates

Delaware Management Company, Inc., the investment adviser of the Series, will receive a fee to be paid quarterly, which is computed on the net assets of the Series as of the close of business each day at the annual rate of 0.80%, less all amounts paid to the unaffiliated directors.

Delaware Management Company, Inc. has undertaken voluntarily to waive its fee and reimburse the Aggressive Growth Portfolio to the extent that annual operating expenses, exclusive of taxes, interest, brokerage commissions and extraordinary expenses exceed 0.93% of average net assets through April 30, 1995. Total expenses absorbed by Delaware Management Company, Inc. for the year ended October 31, 1994 was $52,540.

On October 31, 1994, the Series had an investment management fee payable to Delaware Management Company, Inc. of $11,584.

3.  Investments

Investment securities based on cost for federal income tax purposes at October 31, 1994 are as follows:


 Cost of investments                                            $21,025,488
 Aggregate unrealized appreciation                                3,319,004
 Aggregate unrealized depreciation                               (1,188,172)
                                                                -----------

 Market value of investments                                    $23,156,320
                                                                ===========

Net realized gain based on cost of specific certificate or bond for federal income tax purposes was $488,242 for the year ended October 31, 1994.

During the year ended October 31, 1994, the Series had purchases of $8,655,449 and sales of $7,673,883 of investment securities other than U.S. government securities and short-term debt securities having maturities of one year or less.

On October 31, 1994, the Series had a payable for investment securities purchased of $692,923 and a receivable for investment securities sold of $223,175.


4.  Capital Stock

Transactions in capital stock shares were as follows:

                                                         Year       Year
                                                         Ended      Ended
                                                        10/31/94   10/31/93
                                                        --------   --------
Shares sold                                              247,591   1,397,072

Shares issued upon reinvestment of dividends
from net investment income                                39,147         844

Share repurchased                                        (58,824)    (72,183)
                                                         -------   ---------

Net increase in shares                                   227,914   1,325,733
                                                         =======   =========


5.  Components of Net Assets

Common stock, $.01 par value, 500,000,000 shares
  authorized to the Fund with 50,000,000 shares
  allocated to this Series                                      $20,012,841

Accumulated undistributed income:
  Net investment income                                              10,795
  Net realized gain on investments                                  465,206
  Net unrealized appreciation of investments                      2,150,881
                                                                -----------

Total net assets applicable to 2,055,747
  shares of common stock; equivalent
  to $11.01 per share                                           $22,639,723
                                                                ===========


6.  Financial Highlights

Selected data for each share of the Series outstanding throughout each period were as follows:

                                             Year        Year       2/27/92*
                                             Ended       Ended        to
                                            10/31/94    10/31/93    10/31/92


Net asset value, beginning of period       $ 11.2000   $  9.0400   $ 10.0000

Income (loss) from investment operations:
Net investment income                         0.0075      0.0181      0.0167
Net realized and unrealized gain
 (loss) from security transactions            0.0325      2.1589     (0.9767)
                                           ---------   ---------   ---------

Total from investment operations              0.0400      2.1770     (0.9600)
                                           ---------   ---------   ---------

Less distributions:
Dividends from net investment income         (0.0200)    (0.0170)       none
Distributions from net realized gain
 on security transactions                    (0.2100)       none        none
                                           ---------   ---------   ---------

Total distributions                          (0.2300)    (0.0170)       none
                                           ---------   ---------   ---------

Net asset value, end of period             $ 11.0100   $ 11.2000   $  9.0400
                                           =========   =========   =========


Total return                                    0.34%      24.10%     (13.89%)

Ratios/supplemental data:
Net assets, end of period (000 omitted)    $  22,640   $  20,478   $   4,538
Ratio of expenses to average net assets        0.93%+      0.93%+      0.93%+
Ratio of net investment income to
 average net assets                            0.07%++     0.23%++     0.28%++
Portfolio turnover                               43%         81%         34%

--------------------------
*   Date of initial sale; ratios and total return have been annualized.
+ Ratio of expenses to average net assets prior to expense limitation was 1.17% for the year ended 10/31/94, 1.40% for the year ended 10/31/93 and 2.56% for the period from 2/27/92 to 10/31/92.
++ Ratio of net investment loss to average net assets prior to expense limitation was (0.17%) for the year ended 10/31/94, (0.24%) for the year ended 10/31/93 and (1.35%) for the period from 2/27/92 to 10/31/92.

Delaware Pooled Trust, Inc.-The Aggressive Growth Portfolio
Report of Independent Auditors


To the Shareholders and Board of Directors
Delaware Pooled Trust, Inc.-The Aggressive Growth Portfolio

We have audited the accompanying statement of net assets of Delaware Pooled Trust, Inc.-The Aggressive Growth Portfolio as of October 31, 1994, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the two years in the period then ended and for the period February 27, 1992 (date of initial sale) to October 31, 1992. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of October 31, 1994 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Pooled Trust, Inc.-The Aggressive Growth Portfolio at October 31, 1994, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the two years in the period then ended and the period February 27, 1992 (date of initial sale) to October 31, 1992, in conformity with general accepted accounting principles.



                                                    ERNST & YOUNG LLP



Philadelphia, PA
December 2, 1994

                             DELAWARE POOLED TRUST

                              ONE COMMERCE SQUARE
                              2005 MARKET STREET
                            PHILADELPHIA, PA 19103
                                1-800-231-8002

Delaware Pooled Trust,Inc.-The Fixed Income Portfolio
Statement of Assets and Liabilities
October 31, 1994


ASSETS:
Cash                                                         $ 21,000
Deferred organization and
  registration expenses                                        33,176
                                                             --------
                                                               54,176
                                                             --------



LIABILITIES:
Accounts payable
  and other accrued expenses                                   33,176
                                                             --------
                                                               33,176
                                                             --------


NET ASSETS APPLICABLE TO 2,100
  SHARES OUTSTANDING; EQUIVALENT
  TO $10.00 PER SHARE                                        $ 21,000
                                                             ========


                            See accompanying notes

Delaware Pooled Trust,Inc.-The Fixed Income Portfolio
Notes to Financial Statements
October 31, 1994



1. Significant Accounting Policies

Delaware Pooled Trust, Inc. (the "Fund") is a diversified, no load, open-end management investment company which is intended to meet a wide range of investment objectives for large institutional clients with its seven separate Portfolios. The Fund was organized under the laws of Maryland and is registered under the Investment Company Act of 1940 (as amended). Each Portfolio ("Series") is in effect a separate fund issuing its own shares. As of October 31, 1994, only The Defensive Equity Portfolio, The Aggressive Growth Portfolio, The International Equity Portfolio and The Global Fixed Income Portfolio had commenced operations. The Limited-Term Maturity Portfolio, The Fixed Income Portfolio and The International Fixed Income Portfolio had not commenced operations except for the conduct of organizational matters. As a result, only a statement of assets and liabilities has been shown for The Fixed Income Portfolio.

Portfolio securities listed or traded on a national securities exchange, except for bonds, are valued at the closing price on the exchange where they are primarily traded. Securities not traded on a particular day, over-the-counter securities and government and agency securities are valued at the mean between bid and asked prices. Money market instruments having a maturity of less than 60 days are valued at amortized cost. Debt securities (other than short-term obligations) are valued on the basis of valuations provided by a pricing service when such prices are believed to reflect the fair value of such securities. Use of the pricing service has been approved by the Board of Directors. Prices provided by the pricing service take into account appropriate factors such as institutional trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data. Other securities and those for which no quotations are available are valued at fair value as determined in good faith and in a method approved by the Board of Directors. No securities were valued on this basis in the accompanying financial statements.

Security transactions are accounted for on the date the securities are purchased or sold (trade date). Gains and losses are based upon the specific identification method for both financial statement and federal tax purposes. As of October 31, 1994, no security transactions had occurred. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Interest income and expenses are recorded on the accrual basis.

No provision for federal income taxes was made since it is the intention of the Fund to comply with the provisions of the Internal Revenue Code available to regulated investment companies and to make requisite distributions to shareholders.

Costs incurred in connection with the Fund's organization and registration are paid by each Series and amortized on a straight line method. Registration costs are being amortized over a two-year period and organization expenses are being amortized over a five-year period following the initial public offering.

The Series received $21,000 from the initial subscribers to purchase 2,100 shares at net asset value prior to the initial public offering of the Series' shares. In the event the initial subscribers redeem these shares during the five-year period beginning with the date of initial public offering, there will be deducted from the redemption proceeds attributable to such shares the then unamortized portion of the organization expenses attributable to these shares. Such proration is to be calculated by dividing the number of shares to be redeemed by the aggregate number of shares held by the initial subscribers representing the initial capital. As of October 31, 1994, no other transactions in capital stock shares had occurred.

2. Investment Management Fee and Other Transactions with Affiliates

In accordance with the terms of the Investment Advisory Agreement with the Fund on behalf of The Fixed Income Portfolio, Delaware Management Company, Inc., the investment adviser of the Series, will receive a fee to be paid quarterly, which is computed on the net assets of the Series as of the close of business each day at the annual rate of 0.40%, less all amounts paid to the unaffiliated directors.

Delaware Management Company, Inc. has undertaken voluntarily to waive its fee and reimburse the Series to the extent that annual operating expenses, exclusive of taxes, interest, brokerage commissions and extraordinary expenses exceed 0.53% of average net assets.

3. Components of Net Assets

500,000,000 shares, $.01 par value, have been authorized to the Fund with 50,000,000 shares allocated to the Series. Total net assets applicable to 2,100 shares of common stock outstanding were $21,000, which is equivalent to $10.00 per share.

4. Financial Highlights
Selected data for each share of the Series outstanding throughout the period has been omitted since the Series has not commenced operations.

Delaware Pooled Trust,Inc.-The Fixed Income Portfolio
Report of Independent Auditors


To the Shareholders and Board of Directors
Delaware Pooled Trust,Inc.-The Fixed Income Portfolio

We have audited the accompanying statement of assets and liabilities of Delaware Pooled Trust,Inc.-The Fixed Income Portfolio as of October 31, 1994. This financial statement is the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Delaware Pooled Trust,Inc.-The Fixed Income Portfolio at October 31, 1994, in conformity with general accepted accounting principles.



                                                           ERNST & YOUNG LLP



Philadelphia, Pennsylvania
December 2, 1994

Delaware Pooled Trust,Inc.-The Limited-Term Maturity Portfolio
Statement of Assets and Liabilities
October 31, 1994



ASSETS:
Cash                                                         $  21,000
Deferred organization and
  registration expenses                                         31,995
                                                             ---------
                                                                52,995
                                                             ---------


LIABILITIES:
Accounts payable
  and other accrued expenses                                    31,995
                                                             ---------
                                                                31,995
                                                             ---------

NET ASSETS APPLICABLE TO 2,100
  SHARES OUTSTANDING; EQUIVALENT
  TO $10.00 PER SHARE                                        $  21,000
                                                             =========


                            See accompanying notes

Delaware Pooled Trust,Inc.-The Limited-Term Maturity Portfolio
Notes to Financial Statements
October 31, 1994



1. Significant Accounting Policies

Delaware Pooled Trust, Inc. (the "Fund") is a diversified, no load, open-end management investment company which is intended to meet a wide range of investment objectives for large institutional clients with its seven separate Portfolios. The Fund was organized under the laws of Maryland and is registered under the Investment Company Act of 1940 (as amended). Each Portfolio ("Series") is in effect a separate fund issuing its own shares. As of October 31, 1994, only The Defensive Equity Portfolio, The Aggressive Growth Portfolio, The International Equity Portfolio and The Global Fixed Income Portfolio had commenced operations. The Limited-Term Maturity Portfolio, The Fixed Income Portfolio and The International Fixed Income Portfolio had not commenced operations except for the conduct of organizational matters. As a result, only a statement of assets and liabilities has been shown for The Limited-Term Maturity Portfolio.

Portfolio securities listed or traded on a national securities exchange, except for bonds, are valued at the closing price on the exchange where they are primarily traded. Securities not traded on a particular day, over-the-counter securities and government and agency securities are valued at the mean between bid and asked prices. Money market instruments having a maturity of less than 60 days are valued at amortized cost. Debt securities (other than short-term obligations) are valued on the basis of valuations provided by a pricing service when such prices are believed to reflect the fair value of such securities. Use of the pricing service has been approved by the Board of Directors. Prices provided by the pricing service take into account appropriate factors such as institutional trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data. Other securities and those for which no quotations are available are valued at fair value as determined in good faith and in a method approved by the Board of Directors. No securities were valued on this basis in the accompanying financial statements.

Security transactions are accounted for on the date the securities are purchased or sold (trade date). Gains and losses are based upon the specific identification method for both financial statement and federal tax purposes. As of October 31, 1994, no security transactions had occurred. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Interest income and expenses are recorded on the accrual basis.

No provision for federal income taxes was made since it is the intention of the Fund to comply with the provisions of the Internal Revenue Code available to regulated investment companies and to make requisite distributions to shareholders.

Costs incurred in connection with the Fund's organization and registration are paid by each Series and amortized on a straight line method. Registration costs are being amortized over a two-year period and organization expenses are being amortized over a five-year period following the initial public offering.

The Series has received $21,000 from the initial subscribers to purchase 2,100 shares at net asset value prior to the initial public offering of the Series' shares. In the event the initial subscribers redeem these shares during the five-year period beginning with the date of initial public offering, there will be deducted from the redemption proceeds attributable to such shares the then unamortized portion of the organization expenses attributable to these shares. Such proration is to be calculated by dividing the number of shares to be redeemed by the aggregate number of shares held by the initial subscribers representing the initial capital. As of October 31, 1994, no other transactions in capital stock shares had occurred.

2. Investment Management Fee and Other Transactions with Affiliates

In accordance with the terms of the Investment Advisory Agreement with the Fund on behalf of The Limited-Term Maturity Portfolio, Delaware Management Company, Inc., the investment adviser of the Series, will receive a fee to be paid quarterly, which is computed on the net assets of the Series as of the close of business each day at the annual rate of 0.30%, less all amounts paid to the unaffiliated directors.

Delaware Management Company, Inc. has undertaken voluntarily to waive its fee and reimburse the Series to the extent that annual operating expenses, exclusive of taxes, interest, brokerage commissions and extraordinary expenses exceed 0.43% of average net assets.

3. Components of Net Assets

500,000,000 shares, $.01 par value, have been authorized to the Fund with 50,000,000 shares allocated to the Series. Total net assets applicable to 2,100 shares of common stock outstanding were $21,000, which is equivalent to $10.00 per share.

4. Financial Highlights

Selected data for each share of the Series outstanding throughout the period has been omitted since the Series has not commenced operations.

Delaware Pooled Trust,Inc.-The Limited-Term Maturity Portfolio
Report of Independent Auditors


To the Shareholders and Board of Directors
Delaware Pooled Trust, Inc.-The Limited-Term Maturity Portfolio

We have audited the accompanying statement of assets and liabilities of Delaware Pooled Trust, Inc.-The Limited-Term Maturity Portfolio as of October 31, 1994. This financial statement is the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Delaware Pooled Trust, Inc.-The Limited-Term Maturity Portfolio at October 31, 1994, in conformity with general accepted accounting principles.



                                                    ERNST & YOUNG LLP



Philadelphia, Pennsylvania
December 2, 1994

Delaware Pooled Trust,Inc.-The International Fixed Income Portfolio Statement of Assets and Liabilities
October 31, 1994



ASSETS:
Deferred organization and
  registration expenses                                      $  11,957
                                                             ---------
                                                                11,957
                                                             ---------



LIABILITIES:
Accounts payable
  and other accrued expenses                                    11,957
                                                             ---------
                                                                11,957
                                                             ---------


NET ASSETS                                                   $  -0-
                                                             =========


                            See accompanying notes

Delaware Pooled Trust,Inc.-The International Fixed Income Portfolio Notes to Financial Statements
October 31, 1994



1. Significant Accounting Policies

Delaware Pooled Trust, Inc. (the "Fund") is a diversified, no load, open-end management investment company which is intended to meet a wide range of investment objectives for large institutional clients with its seven separate Portfolios. The Fund was organized under the laws of Maryland and is registered under the Investment Company Act of 1940 (as amended). Each Portfolio ("Series") is in effect a separate fund issuing its own shares. As of October 31, 1994, only The Defensive Equity Portfolio, The Aggressive Growth Portfolio, The International Equity Portfolio and The Global Fixed Income Portfolio had commenced operations. The Limited-Term Maturity Portfolio, The Fixed Income Portfolio and The International Fixed Income Portfolio had not commenced operations except for the conduct of organizational matters. As a result, only a statement of assets and liabilities has been shown for The International Fixed Income Portfolio.

Portfolio securities listed or traded on a national securities exchange, except for bonds, are valued at the closing price on the exchange where they are primarily traded. Securities listed on a foreign exchange are valued at the last quoted sale price before the time when the Series is valued. Securities not traded on a particular day, over-the-counter securities and government and agency securities are valued at the mean between bid and asked prices. Money market instruments having a maturity of less than 60 days are valued at amortized cost. Debt securities (other than short-term obligations) are valued on the basis of valuations provided by a pricing service when such prices are believed to reflect the fair value of such securities. Use of the pricing service has been approved by the Board of Directors. Prices provided by the pricing service take into account appropriate factors such as institutional trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data. The values of all assets and liabilities initially expressed in foreign currencies are translated into U.S. dollars at the exchange rate of such currencies against the U.S. dollar as provided by the pricing service as of 3:00 p.m. EST. Forward foreign currency contracts are valued at the mean between the bid and asked prices of the contracts. Interpolated values are derived when the settlement date of the contract is on an interim date for which quotations are not available. Other securities and those for which no quotations are available are valued at fair value as determined in good faith and in a method approved by the Board of Directors. No securities were valued on this basis in the accompanying financial statements.

Security transactions are accounted for on the date the securities are purchased or sold (trade date). Gains and losses are based upon the specific identification method for both financial statement and federal tax purposes. As of October 31, 1994, no security transactions had occurred. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Dividends are recorded net of all non-rebatable tax withholdings. Interest income and expenses are recorded on the accrual basis.

No provision for federal income taxes was made since it is the intention of the Fund to comply with the provisions of the Internal Revenue Code available to regulated investment companies and to make requisite distributions to shareholders.

Costs incurred in connection with the Fund's organization and registration are paid by each Series and amortized on a straight line method. Registration costs are being amortized over a two-year period and organization expenses are being amortized over a five-year period following the initial public offering.

2. Investment Management Fee and Other Transactions with Affiliates

In accordance with the terms of the Investment Advisory Agreement with the Fund on behalf of The International Fixed Income Portfolio, Delaware International Advisers Ltd., the investment adviser of the Series, will receive a fee to be paid quarterly, which is computed on the net assets of the Series as of the close of business each day at the annual rate of 0.50%, less all amounts paid to the unaffiliated directors.

Delaware International Advisers Ltd, has undertaken voluntarily to waive its fee and reimburse The International Fixed Income Portfolio to the extent that annual operating expenses, exclusive of taxes, interest, brokerage commissions and extraordinary expenses exceed 0.62% of average net assets.

3. Capital Stock

500,000,000 shares, $.01 par value, have been authorized to the Fund with 50,000,000 shares allocated to the Series. As of October 31, 1994 the International Fixed Income Portfolio did not have any shares of common stock outstanding.

4. Financial Highlights

Selected data for each share of the Series outstanding throughout the period has been omitted since the Series has not commenced operations.

Delaware Pooled Trust,Inc.-The International Fixed Income Portfolio Report of Independent Auditors


To the Shareholders and Board of Directors
Delaware Pooled Trust,Inc.-The International Fixed Income Portfolio

We have audited the accompanying statement of assets and liabilities of Delaware Pooled Trust,Inc.-The International Fixed Income Portfolio as of October 31, 1994. This financial statement is the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Delaware Pooled Trust,Inc.-The International Fixed Income Portfolio at October 31, 1994, in conformity with general accepted accounting principles.



                                                           ERNST & YOUNG LLP



Philadelphia, Pennsylvania
December 2, 1994